Exhibit 4.1

Execution Version

LEVEL 3 FINANCING, INC.,

as Issuer,

LEVEL 3 PARENT, LLC,

as a Guarantor,

the other Guarantors party hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of May 21, 2026

7.500% Senior Notes due 2037

i

APPENDIX A – Provisions Relating to New Notes

EXHIBIT 1 TO APPENDIX A – Form of New Note

EXHIBIT A – Form of Incumbency Certificate

EXHIBIT B – Form of Supplemental Indenture (Future Guarantors)

INDENTURE, dated as of May 21, 2026, among Level 3 Financing, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), having its principal office at 931 14th Street, Denver, Colorado 80202, Level 3 Parent, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called “Level 3 Parent”), having its principal office at 931 14th Street, Denver, Colorado 80202, the other Guarantors party hereto and U.S. Bank Trust Company, National Association, as Trustee.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 7.500% Senior Notes due 2037 (the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer, Level 3 Parent and the Guarantors party hereto have duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the New Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of the Issuer, Level 3 Parent, the Guarantors party hereto and the Trustee, in accordance with their and its terms.

The Issuer hereby issues New Notes on the Issue Date in an aggregate principal amount of $1,000,000,000.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the New Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the New Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture and the other Note Documents, including the recitals set forth above, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) except as otherwise expressly provided herein (including, for the avoidance of doubt, the proviso in the definition of “Capitalized Lease Obligations”), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in this Indenture or any Note Document, the Issuer may interpret such ratio or requirement to preserve the original intent thereof in light of such change in GAAP as determined in good faith by the Issuer and provided that such determination is consistent with any equivalent determination under the New Credit Agreement. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made:

(i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any Subsidiary at “fair value,” as defined therein,

(ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and

(iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income,” without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision;

(d) unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture;

(e) “or” is not exclusive and “including” means including without limitation; and

(f) any reference in this Indenture to any Note Document means such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“3.625% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $300,314,000, representing the gross proceeds to the Issuer from the issuance of the 3.625% Senior Notes due 2029, as amended, modified or supplemented from time to time.

“3.625% Senior Notes due 2029” means the Issuer’s 3.625% Senior Notes due 2029 issued pursuant to the Indenture dated as of August 12, 2020, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time.

“3.750% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $361,276,000, representing the gross proceeds to the Issuer from the issuance of the 3.750% Senior Notes due 2029, as amended, modified or supplemented from time to time.

“3.750% Senior Notes due 2029” means the Issuer’s 3.750% Sustainability-Linked Senior Notes due 2029 issued pursuant to the Indenture dated as of January 13, 2021, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time.

“3.875% 2L Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $20,048,400, representing the outstanding balance of the 3.875% Second Lien Notes due 2030 at Issue Date, as amended, modified or supplemented from time to time.

“3.875% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $53,883,000, representing the outstanding balance of the 3.875% Senior Notes due 2029 at Issue Date, as amended, modified or supplemented from time to time.

“3.875% Second Lien Notes due 2030” means the Issuer’s 3.875% Second Lien Notes due 2030 issued pursuant to the Indenture dated as of March 22, 2024, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time, including by that certain Second Supplemental Indenture, dated as of December 23, 2025.

“3.875% Senior Notes due 2029” means the Issuer’s 3.875% Senior Notes due 2029 issued pursuant to the Indenture dated as of November 29, 2019, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent, as amended, modified or supplemented from time to time.

“4.000% 2L Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $20,385,000, representing the outstanding balance of the 4.000% Second Lien Notes due 2031 at Issue Date, as amended, modified or supplemented from time to time.

“4.000% Second Lien Notes due 2031” means the Issuer’s 4.000% Second Lien Notes due 2031 issued pursuant to the Indenture dated as of March 22, 2024, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time, including by that certain Second Supplemental Indenture, dated as of December 23, 2025.

“4.250% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $178,096,000, representing the gross proceeds to the Issuer from the issuance of the 4.250% Senior Notes due 2028, as amended, modified or supplemented from time to time.

“4.250% Senior Notes due 2028” means the Issuer’s 4.250% Senior Notes due 2028 issued pursuant to the Indenture dated as of June 15, 2020, among the Issuer, Level 3 Parent, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time.

“4.500% 2L Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $1,618,300, representing the outstanding balance of the 4.500% Second Lien Notes due 2030 at Issue Date, as amended, modified or supplemented from time to time.

“4.500% Second Lien Notes due 2030” means the Issuer’s 4.500% Second Lien Notes due 2030 issued pursuant to the Indenture dated as of March 22, 2024, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time, including by that certain Second Supplemental Indenture, dated as of December 23, 2025.

“4.875% 2L Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $9,706,000, representing the outstanding balance of the 4.875% Second Lien Notes due 2029 at Issue Date, as amended, modified or supplemented from time to time.

“4.875% Second Lien Notes due 2029” means the Issuer’s 4.875% Second Lien Notes due 2029 issued pursuant to the Indenture dated as of March 22, 2024, among the Issuer, Level 3 Parent, the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, as amended, modified or supplemented from time to time including by that certain Second Supplemental Indenture, dated as of January 9, 2026.

“6.875% First Lien Notes due 2033” means the Issuer’s 6.875% First Lien Notes due 2033 issued pursuant to the Indenture dated as of June 30, 2025, among the Issuer, Level 3 Parent, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and Wilmington Trust, National Association, as collateral agent, as amended, modified or supplemented from time to time.

“7.000% First Lien Notes due 2034” means the Issuer’s 7.000% First Lien Notes due 2034 issued pursuant to the Indenture dated as of August 18, 2025, among the Issuer, Level 3 Parent, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and Wilmington Trust, National Association, as collateral agent, as amended, modified or supplemented from time to time.

“8.500% Senior Notes due 2036” means the Issuer’s 8.500% Senior Notes due 2036 issued pursuant to the Indenture dated as of December 23, 2025, among the Issuer, Level 3 Parent, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, as amended, modified or supplemented from time to time.

“8.500% Proceeds Note” means the intercompany demand note representing the intercompany loan from the Issuer to Level 3 Communications in an aggregate principal amount of $1,900,000,000, representing the gross proceeds to the Issuer from the initial notes issuance of the 8.500% Senior Notes due 2036, as amended, modified or supplemented from time to time.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Notes” means, subject to the Issuer’s compliance with the covenants in this Indenture, including Section 9.08 and Section 9.10, New Notes issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 3.06, 3.07 or 10.08 of this Indenture).

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, and any successor thereto.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person or (other than for purposes of the definition of “Change of Control”) any duly appointed committee thereof.

“Board Resolution” of any person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York or any place of payment.

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on October 31, 2016 (whether or not such operating lease obligations were in effect on such date) may, in the sole discretion of the Issuer, continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Cash Equivalents” means:

(a) direct obligations of the United States of America or any member of the European Union (as of the date of this Indenture) or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union (as of the date of this Indenture) or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits in excess of $1,000,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Issuer and its Subsidiaries, on a consolidated basis, as of the end of the Issuer’s most recently completed fiscal year; and

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by the Issuer or any Subsidiary organized in such jurisdiction.

“Cash Management Agreement” means any agreement to provide to the Issuer or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” has the meaning specified in Section 9.07.

“Change of Control Triggering Event” has the meaning specified in Section 9.07.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Consolidated Debt” means, as of any date of determination for any person, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (a), (b), (e) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Debt), (f) and (k) of the definition of “Indebtedness” of such person and its Subsidiaries determined on a consolidated basis on such date and including the principal amount of the LVLT Limited Guarantee; provided that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements; provided, further, that Consolidated Debt will not include any (i) Indebtedness under any Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility, (ii) undrawn letters of credit and bank guarantees and (iii) obligations under any Hedging Agreement.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate Net Income of such person and its subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided that the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash, Cash Equivalents or other cash equivalents (or to the extent converted into cash, Cash Equivalents or other cash equivalents) to the referent person or a Subsidiary thereof in respect of such period.

“Consolidated Secured Debt” means, on any date, the amount of Consolidated Debt that is secured by a Lien on the assets of Level 3 Parent and its Subsidiaries.

“Consolidated Total Assets” means, as of any date of determination, the total assets of Level 3 Parent, the Issuer and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding amounts attributable to Investments in Unrestricted Subsidiaries, as set forth on the consolidated balance sheet of Level 3 Parent as of the last day of the Test Period ending immediately prior to such date for which financial statements of Level 3 Parent have been delivered (or were required to be delivered) pursuant to Section 9.05. Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting power or securities, by contract or otherwise, and “Controls” and “Controlled” shall have meanings correlative thereto.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, except that, with respect to presentation of New Notes for payment or for registration of transfer or exchange, such term means any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default, provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any Affiliate of such person that is acting in concert with such person in connection with such person’s investment in the New Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the New Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Guarantor Subsidiary” means (a) any Unregulated Guarantor Subsidiary and (b) at such time as it shall have satisfied the Guarantee Permit Condition, any Regulated Guarantor Subsidiary. No Excluded Subsidiary shall at any time constitute a Designated Guarantor Subsidiary.

“Digital Product” shall mean the bona fide products, applications, platforms, software or intellectual property related to or used in connection with the development, adoption, implementation or operation of ExaSwitch or BlackLotus Labs digital products or digital businesses or any other digital business of the Issuer and its Subsidiaries, including artificial intelligence, machine learning, data analytics, automation technologies, and related digital or network infrastructure, including fiber optic and copper cables, conduit and other network and connectivity-related assets (including, without limitation, lateral connections, extensions and new build-outs connecting to data centers or similar facilities), and any related tools, services or technologies, in each case as determined in good faith by the Issuer.

“Digital Product Assets” means (x) Securitization Assets and (y) Digital Products.

“Digital Products Subsidiary” means any Special Purpose Entity established in connection with a Qualified Digital Products Facility. For the avoidance of doubt, a “Digital Products Subsidiary” includes a LVLT/Lumen Digital Products Subsidiary.

“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Issuer), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Issuer), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the maturity date of the New Notes and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the New Notes and all other Obligations that are accrued and payable (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Issuer or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms requires such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia (excluding, for the avoidance of doubt, Puerto Rico or any other territory of the United States of America).

“EBITDA” means for any period and for any person,

(a) Consolidated Net Income of such person for such period adjusted, without duplication, to exclude the effect of:

(i) any non-cash losses resulting from requirements to mark-to-market Hedging Agreements,

(ii) any expense items relating to: (A) mergers, acquisitions, divestitures and other similar transactions that are out of the ordinary course of business of the Issuer and its Subsidiaries, including severance, retention and integration costs and change of control payments (including in respect of such transactions that are considered or proposed but not consummated), (B) the Transactions, and (C) the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith),

(iii) charges, costs, losses, expenses, reserves or other items related to or incurred in connection with the following: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) business optimization initiatives (including costs and expenses relating to reporting systems and technology initiatives); strategic initiatives; systems establishment costs; systems conversion and integration costs; any modernization and simplification plan; contract termination costs; retention, recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs associated with start-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, offices and facilities including in connection with any Investment permitted hereunder or any acquisition transaction; new systems design and implementation; and consulting fees and expenses relating to enhancing accounting functions, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) litigation (including threatened litigation), settlements, investigations (including internal investigations) and proceedings (or any threatened investigations or proceedings), including by any regulatory, governmental, law enforcement body, or attorney general, (F) casualty events or asset sales outside the ordinary course of business and (G) discontinued operations,

(iv) any gains or losses in connection with the repurchase or retirement of Indebtedness,

(v) any loss reflected in such Consolidated Net Income for such period all or any portion of which is reasonably expected to be paid or reimbursed by an insurer, indemnitor or other third party source; provided that, to the extent that the claim for all or any portion of any such reasonably expected payment or reimbursement is not accepted by the applicable insurer, indemnitor or other third party source within 365 days of the loss event, there shall be a corresponding deduction from EBITDA of such person; and provided, further, that recognition or receipt of all or any portion of any such reasonably expected payment or reimbursement from the applicable insurer, indemnitor or other third party source shall be deducted from EBITDA to the extent reflected in net income,

(vi) any non-cash losses or expenses (other than write-downs or write-offs of current assets or non-cash losses or expenses representing an accrual for a future cash outlay) reflected in such Consolidated Net Income for such period,

(vii) gains or losses from marking to market portfolio assets until recognized for income tax purposes,

(viii) any extraordinary, unusual or other non-recurring expenses, gains or losses,

(ix) any gain or loss on the disposition of investments,

(x) (A) losses or discounts in connection with any Qualified Receivable Facility, Qualified Securitization Facility, Qualified Digital Products Facility or otherwise in connection with factoring arrangements or the sale or contribution of Receivables, Securitization Assets or Digital Products and (B) amortization of capitalized fees, in each case in connection with any Qualified Receivable Facility, Qualified Securitization Facility or Qualified Digital Products Facility,

(xi) any costs or expenses (including any payroll taxes) incurred by Level 3 Parent, the Issuer or any Subsidiary in such period as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan, any long-term incentive plan (including any related cash payments) or any other management or employee benefit plan or agreement, any pension plan (including (1) any post-employment benefit scheme to which the relevant pension trustee has agreed, (2) as a result of curtailments or modifications to pension and post-retirement employee benefit plans and (3) without limitation, compensation arrangements with holders of unvested options), any stock subscription, stockholders or partnership agreement, any payments in the nature of compensation or expense reimbursement made to independent board members, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase,

(xii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization or such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature,

(xiii) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of Level 3 Parent, the Issuer or any Subsidiary in connection with, or as a result of, any distribution being made to equity holders of Level 3 Parent, the Issuer or any Subsidiary or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement,

(xiv) expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations; bonuses and other compensation paid to employees, directors or consultants; and payments in respect of dissenting shares and purchase price adjustments,

(xv) the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to Level 3 Parent, the Issuer and its Subsidiaries) and the amortization, write-down or write-off of any such amount, and

(xvi) the cumulative effect of a change in accounting principles plus

(b) to the extent deducted in determining such Consolidated Net Income for such period, the aggregate amount of:

(i) interest expense, excluding the amortization or write-off of Indebtedness discount or premiums and Indebtedness issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, if applicable, New Notes),

(ii) income tax expense,

(iii) depreciation and amortization and

(iv) any non-cash charges to Consolidated Net Income relating to the establishment of reserves and any income relating to the release of such reserves; provided that EBITDA shall be reduced by any cash expended that reduces the amount of any reserve.

Notwithstanding anything to the contrary herein or in any other Note Document, the calculation of the EBITDA component in the definitions of Total Leverage Ratio, Secured Leverage Ratio and Fixed Charge Coverage Ratio shall exclude EBITDA attributable to Receivables Subsidiaries, Securitization Subsidiaries and Digital Products Subsidiaries; provided that EBITDA may be increased by the amount of cash actually received by the Issuer or any other Subsidiary (other than a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary) from a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary (whether in the form of fees, dividends or otherwise) and attributable to the Net Income of such Subsidiary or, to the extent not attributable to the Net Income of such Subsidiary, the operation of the assets of such Subsidiary; provided that, for the avoidance of doubt, EBITDA shall not be increased by the net proceeds from the incurrence of any Indebtedness by a Receivables Subsidiary, Securitization Subsidiary or Digital Products Subsidiary.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Equity Offering” means a public or private sale either (1) of Equity Interests (for the avoidance of doubt, not including any debt convertible into or exchangeable for Equity Interests) of the Issuer by the Issuer (other than Disqualified Stock and other than to Lumen or any of its subsidiaries) or (2) of Equity Interests (for the avoidance of doubt, not including any debt convertible into or exchangeable for Equity Interests) of a direct or indirect parent entity of the Issuer (other than to Lumen or any of its subsidiaries), in the case of this clause (2), to the extent that the net proceeds therefrom are contributed to the common equity capital of the Issuer.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excluded Subsidiary” means, subject to Section 12.03, any of the following:

(a) any Foreign Subsidiary; and

(b) any Domestic Subsidiary:

(i) that is not a Wholly-Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary); provided, that for purposes of this definition of “Excluded Subsidiary” a Wholly-Owned Subsidiary shall not cease to be a Wholly-Owned Subsidiary solely as a result of the disposition of Equity Interests to any direct or indirect parent company of the Issuer or any subsidiary thereof (other than any such disposition in connection with a bona fide joint venture established for legitimate business purposes);

(ii) that is an FSHCO;

(iii) with respect to which the Issuer reasonably determines in good faith that the cost or other consequences (including tax consequences) of providing a Guarantee of is likely to be excessive in relation to the value to be afforded thereby;

(iv) that is a Subsidiary of a Foreign Subsidiary;

(v) that is an Unrestricted Subsidiary;

(vi) that is an Immaterial Subsidiary;

(vii) that is a Receivables Subsidiary;

(viii) that is a Securitization Subsidiary;

(ix) that is a Digital Products Subsidiary;

(x) (1) prior to the satisfaction of the Guarantee Permit Condition, any Regulated Guarantor Subsidiary, and (2) [reserved]; or

(xi) that is an Insurance Subsidiary;

provided that, in no event shall any Subsidiary be an Excluded Subsidiary other than pursuant to clause (x) above if it incurs or guarantees Indebtedness under the New Credit Agreement (in each case, except with respect to a Special Purpose Entity that has incurred Indebtedness pursuant to a Qualified Securitization Facility, Qualified Receivable Facility or a Qualified Digital Products Facility permitted under Section 9.08(b)(xxvii), (xxviii) or (xxx), as applicable); provided, however, that, for the avoidance of doubt and notwithstanding the foregoing or anything herein to the contrary, if a Subsidiary has incurred or guaranteed such other Indebtedness but has not received all applicable regulatory approvals to become a Guarantor hereunder, such Subsidiary will continue to be an Excluded Subsidiary until such Guarantor has received all applicable regulatory approvals to so become a Guarantor hereunder.

“Existing First Lien Notes” means, individually or collectively, as the context may require,

(a) the 6.875% First Lien Notes due 2033; and

(b) the 7.000% First Lien Notes due 2034.

“Existing Offering Proceeds Notes” means the 4.250% Proceeds Note, the 3.625% Proceeds Note, the 3.750% Proceeds Note, the 3.875% Proceeds Note, the 3.875% 2L Proceeds Note, 4.000% 2L Proceeds Note, 4.500% 2L Proceeds Note, 4.875% 2L Proceeds Note, and the 8.500% Proceeds Note.

“Existing Secured Debt” means the New Credit Agreement, any secured Replacement Credit Facility, and the Existing First Lien Notes.

“Existing Unsecured Notes” means, individually or collectively, as the context may require,

(a) the 4.250% Senior Notes due 2028;

(b) the 3.625% Senior Notes due 2029;

(c) the 3.750% Senior Notes due 2029;

(d) the 3.875% Senior Notes due 2029;

(e) the 4.875% Second Lien Notes due 2029;

(f) the 4.500% Second Lien Notes due 2030;

(g) the 4.000% Second Lien Notes due 2031;

(h) the 3.875% Second Lien Notes due 2030; and

(i) the 8.500% Senior Notes due 2036.

“Expiration Date” has the meaning specified in “Offer to Purchase” below.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms’-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the management of the Issuer), including reliance on the most recent real property tax bill or assessment in the case of Real Property.

“FCC” means the United States Federal Communications Commission or its successor.

“FCC License” means any permit, license, authorization, certification, plan, directive, consent order or consent decree of or from the FCC, in each case, in connection with the operation of the business of the Issuer or any of its Subsidiaries, all renewals and extensions thereof, and all applications filed with the FCC for which the Issuer or any of its Subsidiaries is an applicant.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A. or, if Fitch Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor person, such successor person.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date to (b) Fixed Charges for the most recently ended Test Period on or prior to such date; provided, that the Fixed Charge Coverage Ratio shall be determined on a Pro Forma Basis.

“Fixed Charges” means, with respect to any period, (1) the consolidated interest expense of Level 3 Parent, the Issuer and the Subsidiaries for such period, whether paid or accrued, including amortization of original issue discount, interest paid-in-kind and the interest component of Capitalized Lease Obligations, on a consolidated basis determined in accordance with GAAP, net of the effect of all payments made or received pursuant to obligations under Hedging Agreements in respect of interest rates or interest income, and excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; plus (2) the consolidated interest expense of Level 3 Parent, the Issuer and the Subsidiaries for such period that was capitalized during such period; plus (3) any interest on Indebtedness of another person that is guaranteed by Level 3 Parent, the Issuer or any of the Subsidiaries for such period or secured by a Lien on the assets of Level 3 Parent, the Issuer or any of the Subsidiaries for such period, whether or not such Guarantee or Lien is called upon; plus (4) all cash dividends paid on any series of preferred equity interests of Level 3 Parent, the Issuer and the Subsidiaries for such period (other than dividends on Equity Interests payable to Level 3 Parent, the Issuer or a Subsidiary) minus (b) the consolidated interest income of Level 3 Parent, the Issuer and the Subsidiaries for such period. For purposes of this definition, (x) interest in respect of any Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined by such person in good faith to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) for the avoidance of doubt, unless already included in the calculation of interest expense, interest expense shall be calculated after giving effect to any payments made or received under any Hedge Agreement or any other derivative instrument with respect to Indebtedness.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs or Equity Interests of one or more other FSHCOs.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis. For all purposes of this Indenture and the other Note Documents, except as otherwise expressly provided therein or unless the context requires otherwise (including, for the avoidance of doubt, the proviso in the definition of “Capitalized Lease Obligations”), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in this Indenture or any Note Document, the Issuer may interpret such ratio or requirement to preserve the original intent thereof in light of such change in GAAP as determined in good faith by the Issuer; and provided that such determination is consistent with any equivalent determination under the New Credit Agreement. Notwithstanding any other provision contained in this Indenture, all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made: (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any Subsidiary at “fair value,” as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income,” without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

“Global Note” means a Rule 144A Global Note or a Regulation S Global Note, as the case may be.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) means (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries); provided, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted by this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith. The amount of the Indebtedness or other obligation subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness or other obligation and (ii) the Fair Market Value of the property encumbered thereby. “Guaranteed” and “Guaranteeing” shall have meanings correlative thereto.

“Guarantee Permit Condition” means, with respect to any Regulated Guarantor Subsidiary, that such Regulated Guarantor Subsidiary has obtained all material (as determined in good faith by the Issuer) authorizations and consents of federal and state Governmental Authorities required, if any, in order for it to become a Guarantor hereunder.

“Guarantors” means:

(a) each Subsidiary of Level 3 Parent (other than the Issuer) that executes this Indenture on the Issue Date,

(b) each Subsidiary of Level 3 Parent that becomes a Guarantor pursuant to this Indenture, whether existing on the Issue Date or established, created or acquired after the Issue Date, and

(c) Level 3 Parent,

in the case of each of clauses (a) and (b), unless and until such time as the respective Subsidiary is released from its obligations under this Indenture in accordance with this Indenture.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Subsidiaries shall be a Hedging Agreement.

“Holder” means a person in whose name a New Note is registered in the Note Register.

“Immaterial Subsidiary” means any Subsidiary of Level 3 Parent that (i) did not, as of the last day of the fiscal quarter of Level 3 Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 9.05, have (x) assets with a value equal to or in excess of 5.0% of Consolidated Total Assets or (y) operating revenue which is equal to or greater than 5.0% of the consolidated operating revenues of Level 3 Parent and its Subsidiaries on such date determined on a Pro Forma Basis, and (ii) taken together with all Immaterial Subsidiaries, did not, as of the last day of the fiscal quarter of Level 3 Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 9.05, have (x) assets with a value equal to or in excess of 10.0% of Consolidated Total Assets or (y) operating revenue which is equal to or greater than 10.0% of the consolidated operating revenues of Level 3 Parent and its Subsidiaries on such date determined on a Pro Forma Basis.

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Issuer, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Indebtedness” of any person means, without duplication,

(a) all obligations of such person for borrowed money,

(b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business),

(c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business),

(d) all obligations of such person issued or assumed as the deferred purchase price of property or services (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto,

(e) all Guarantees by such person of Indebtedness of others,

(f) all Capitalized Lease Obligations of such person, including any Capitalized Lease Obligations arising from a Sale and Leaseback Transaction,

(g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such person as a liability,

(h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit,

(i) the principal component of all obligations of such person in respect of bankers’ acceptances,

(j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and

(k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed, in each case, to the extent such items described in clauses (a) through (k) above (other than items described in clause (h) above) would appear on a consolidated balance sheet of such person prepared in accordance with GAAP.

The amount of Indebtedness of any person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to (i) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness for purposes of this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness for purposes of this Indenture, (ii) obligations in respect of Third Party Funds, (iii) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent (other than Indebtedness under clause (e) above), (iv) trade payables and (v) any earn outs, purchase price holdbacks or similar obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Insurance Subsidiary” means any Subsidiary that is a so-called “captive” insurance company consistent with its customary practices of portfolio management.

“Intellectual Property” means the following intellectual property rights, both statutory and common law rights, if applicable: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and (d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the New Notes.

“Investment” by any person means to (i) purchase or acquire (including pursuant to any merger with a person that is not a Wholly-Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans, capital contributions or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person.

The amount of any Investment made other than in the form of cash, Cash Equivalents or other cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

“Issue Date” means May 21, 2026.

“Issue Date Rating” means, initially, B1 in the case of Moody’s, B+ in the case of S&P and B+ in the case of Fitch.

“Issuer” means the person named as “Issuer” in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” means such successor person.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Issuer by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“Level 3 Communications” means Level 3 Communications, LLC, together with its successors and assigns.

“Level 3 Parent” means the person named as “Level 3 Parent” in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Level 3 Parent” means such successor person.

“Level 3 Parent Guarantee” means the Note Guarantee of Level 3 Parent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (a) any acquisition, including by means of a merger, amalgamation or consolidation, by the Issuer or one or more of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Issuer or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement, (b) any declaration of any dividend by the Board of Directors of the Issuer or any Subsidiary that is payable within 60 days of the date of declaration and/or (c) any irrevocable notice of prepayment, redemption, purchase, repurchase, defeasance or satisfaction and discharge of Indebtedness of the Issuer or any of its Subsidiaries.

“Loan Proceeds Note” means the amended and restated intercompany demand note, dated as of January 9, 2026, issued by Level 3 Communications to the Issuer, as amended, restated, supplemented or otherwise modified from time to time.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Lumen” means Lumen Technologies, Inc., a Louisiana corporation and any successor thereto.

“Lumen Credit Group” means Lumen, together with each of its Subsidiaries (but excluding Level 3 Parent and Level 3 Parent’s Subsidiaries).

“Lumen Revolving Credit Agreement” means that certain Credit Agreement, dated as of April 14, 2026, among Lumen, the issuing banks and lenders from time to time party thereto and Bank of America, N.A., as administrative agent and as collateral agent (the “Lumen RCF Agent”), as such document may be further amended, restated, supplemented or otherwise modified from time to time.

“Lumen Revolving Facility” means the “Revolving Facility” as such term is defined in the Lumen Revolving Credit Agreement as in effect on the Reference Date.

“LVLT Guarantee Agreement” means the LVLT Guarantee Agreement, dated as of April 14, 2026, and as it may be amended, restated, supplemented or otherwise modified from time to time, between the Issuer and the Guarantors from time to time party thereto and the Lumen RCF Agent.

“LVLT Limited Guarantee” means the Guarantee of the obligations under the Lumen Revolving Facility provided by the Issuer and the Guarantors under the LVLT Guarantee Agreement.

“LVLT/Lumen Digital Products Subsidiary” means any Special Purpose Entity that is a Subsidiary of the Issuer is established in connection with a LVLT/Lumen Qualified Digital Products Facility.

“LVLT/Lumen Qualified Digital Products Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a LVLT/Lumen Digital Products Subsidiary constituting a bona fide asset based securitization facility of Digital Products from both a LVLT Subsidiary and a Non-LVLT Entity (a “LVLT/Lumen Digital Products Facility”) that meets the following conditions:

(x) sales or contributions of Digital Products to the applicable LVLT/Lumen Digital Products Subsidiary are made at Fair Market Value, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such LVLT/Lumen Digital Products Facility:

(i) is guaranteed by Level 3 Parent or any Subsidiary (other than a LVLT/Lumen Digital Products Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(ii) is recourse to or obligates Level 3 Parent or any Subsidiary (other than a LVLT/Lumen Digital Products Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(iii) subjects any property or asset (other than relevant Digital Products or the Equity Interests of any LVLT/Lumen Digital Products Subsidiary) of Level 3 Parent or any Subsidiary (other than a LVLT/Lumen Digital Products Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a LVLT/Lumen Qualified Digital Products Facility shall also constitute a Qualified Digital Products Facility.

“LVLT/Lumen Qualified Securitization Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a LVLT/Lumen Securitization Subsidiary constituting a bona fide asset based securitization facility of LVLT/Lumen Securitization Assets from both a LVLT Subsidiary and a Non-LVLT Entity (a “LVLT/Lumen Securitization Facility”) that meets the following conditions:

(x) the sales or contributions of LVLT/Lumen Securitization Assets to the applicable LVLT/Lumen Securitization Subsidiary are made at Fair Market Value, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such LVLT/Lumen Securitization Facility:

(i) is guaranteed by Level 3 Parent or any Subsidiary (other than any LVLT/Lumen Securitization Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(ii) is recourse to or obligates Level 3 Parent or any Subsidiary (other than any LVLT/Lumen Securitization Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(iii) subjects any property or asset (other than Securitization Assets or the Equity Interests of any LVLT/Lumen Securitization Subsidiary) of Level 3 Parent or any Subsidiary (other than any LVLT/Lumen Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a LVLT/Lumen Qualified Securitization Facility shall also constitute a Qualified Securitization Facility.

“LVLT/Lumen Securitization Asset” means in the case of any securitization, fiber optic cables and other fiber optic network-related products, assets and equipment, copper and hybrid cables and other copper and hybrid network-related products, assets and equipment, and related revenue streams and, in the case of the foregoing, all contracts and contract rights, guarantees or other obligations in respect of the foregoing, lockbox accounts and records with respect to the foregoing and other assets and rights, in each case customarily transferred (or in respect of which security interests are customarily granted) together in a LVLT/Lumen Qualified Securitization Facility.

“LVLT/Lumen Securitization Subsidiary” means any Special Purpose Entity that is a Subsidiary of the Issuer and is established in connection with a LVLT/Lumen Qualified Securitization Facility.

“LVLT Subsidiary” means any Subsidiary of the Issuer.

“Material Assets” means, as of any date of determination, any asset or assets (including any Intellectual Property but excluding cash and Cash Equivalents) owned or controlled by Level 3 Parent, the Issuer or any Subsidiary, which asset or assets is or are (taken as a whole) material to the business of Level 3 Parent, the Issuer and the Subsidiaries as reasonably determined in good faith by Level 3 Parent (it being understood that any such asset or assets that (x) have a fair market value equal to or greater than 10.0% of Consolidated Total Assets as of the most recently ended Test Period prior to such date or (y) account for operating revenue for the most recently ended Test Period prior to such date equal to or greater than 10.0% of the consolidated operating revenues of Level 3 Parent, the Issuer and the Subsidiaries for such period, in each case, shall constitute Material Assets).

“Material Transaction” means any acquisition, investment or divestiture involving an aggregate consideration in excess of $1,000,000,000.

“Maturity”, when used with respect to any New Note, means the date on which the principal of such New Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor person, such successor person.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its New Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“New Credit Agreement” means (i) the Credit Agreement, dated as of March 22, 2024, by and among Level 3 Parent, LLC, Level 3 Financing, Inc., Wilmington Trust, National Association, as administrative agent, the New Credit Agreement Agent and each lender party thereto from time to time, as amended by the First Amendment Agreement thereto, dated as of March 27, 2025, as amended further by the Second Amendment Agreement thereto, dated as of September 29, 2025 and the Third Amendment Agreement thereto, dated as of May 13, 2026, among Level 3 Parent, LLC, Level 3 Financing, Inc., as borrower, the lenders partly thereof, Wilmington Trust, National Association, as existing administrative agent and collateral agent and Bank of America, N.A., as successor administrative agent, and as may be further amended, restated, supplemented or otherwise modified from time to time, or (ii) in the event the New Credit Agreement is terminated and replaced, a credit facility consisting of revolving or term loan bank debt (and not, for the avoidance of doubt, debt securities) provided by one or more banks or other institutional lenders.

“New Credit Agreement Agent” means Wilmington Trust, National Association, as administrative agent and collateral agent under the New Credit Agreement, and any successors and assigns.

“New Notes” means the Notes, including the Notes issued on the Issue Date and any Additional Notes issued at later dates.

“Non-LVLT Entity” means any Subsidiary of Lumen (other than Level 3 Parent, any Subsidiary of Level 3 Parent or any Unrestricted Subsidiary).

“Note Documents” means this Indenture, the New Notes and the Note Guarantees.

“Note Guarantee” means, with respect to each Guarantor, an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the New Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer and the other Guarantors under the Note Documents, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the other Guarantors under or pursuant to the Note Documents.

“Note Register” has the meaning specified in Section 3.03.

“Note Registrar” has the meaning specified in Section 3.03.

“Obligations” has the meaning specified in Section 12.01.

“Offer” has the meaning specified in “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent (i) by the Issuer electronically or by first-class mail, postage prepaid, to each Holder of New Notes at its address appearing in the Note Register on the date of the Offer or (ii) in the case of New Notes held through the Depository, to Depository participants via the Depository’s electronic messaging system, offering, in each case, to purchase up to the principal amount of New Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of New Notes within five Business Days after the Expiration Date. The Offer shall contain information concerning the business of Level 3 Parent and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender New Notes pursuant to the Offer to Purchase. The Offer shall also state:

(a) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(b) the Expiration Date and the Purchase Date;

(c) the aggregate principal amount of the Outstanding New Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);

(d) the purchase price to be paid by the Issuer for $1.00 aggregate principal amount of New Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(e) that the Holder may tender all or any portion of the New Notes registered in the name of such Holder and that any portion of a New Note tendered must be tendered in an integral multiple of $1.00 principal amount;

(f) the manner in which New Notes are to be surrendered for tender pursuant to the Offer to Purchase, including, if applicable, the place or places where such New Notes shall be delivered and any additional documentation required to be delivered in connection therewith;

(g) that any New Notes not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

(h) that on the Purchase Date the Purchase Price will become due and payable upon each New Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

(i) that each holder electing to tender a New Note pursuant to the Offer to Purchase will be required to surrender such New Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

(j) that Holders will be entitled to withdraw all or any portion of New Notes tendered if the Issuer (or the applicable Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the New Note the Holder tendered, the certificate number of the New Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(k) that (i) if New Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such New Notes and (ii) if New Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase New Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, in accordance with applicable depositary procedures (with such adjustments as may be deemed appropriate so that only New Notes in denominations of $1.00 or integral multiples thereof shall be purchased); and

(l) that in the case of any Holder whose New Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such New Note without service charge, a new New Note or New Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the New Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Offering Memorandum” means the final offering memorandum, dated May 6, 2026, relating to the offering of the New Notes issued on the Issue Date.

“Officers’ Certificate” of any person means a certificate signed by the Chairman of the Board of Directors of such person, a Vice Chairman of the Board of Directors of such person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such person and delivered to the Trustee, which shall comply with this Indenture.

“Opinion of Counsel” means an opinion of counsel of Level 3 Parent or the Issuer, who may be an employee of Level 3 Parent or the Issuer.

“Original Notes” means the aggregate principal amount of the New Notes issued under this Indenture on the Issue Date and authenticated by the Trustee.

“Other Notes” means, individually or collectively, as the context may require, (a) the Existing Unsecured Notes, and (b) the Existing First Lien Notes.

“Outstanding”, when used with respect to New Notes, means, as of the date of determination, all New Notes theretofore authenticated and delivered under this Indenture, except:

(i) New Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) on and after any maturity or redemption date, New Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Level 3 Parent or the Issuer) in trust or set aside and segregated in trust by Level 3 Parent or the Issuer (if Level 3 Parent or the Issuer shall act as its own Paying Agent) for the Holders of such New Notes; provided that (a) the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders and (b) if such New Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) New Notes, except to the extent provided in Section 11.02 and Section 11.03, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article 11; and

(iv) New Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other New Notes have been authenticated and delivered pursuant to this Indenture, other than any such New Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such New Notes are held by a bona fide purchaser in whose hands the New Notes are valid obligations of the Issuer, provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding New Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, New Notes owned by the Issuer or any other obligor upon the New Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only New Notes which any Responsible Officer of the Trustee actually knows to be so owned or as to which the Trustee has received written notice shall be so disregarded. New Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such New Notes and that the pledgee is not the Issuer or any other obligor upon the New Notes or any Affiliate of the Issuer or such other obligor.

“Outstanding Receivables Amount” means, at any time, without duplication (a) the sum of all then outstanding amounts advanced to any Receivables Subsidiary by lenders (other than the Issuer or any of its Subsidiaries) under Qualified Receivable Facilities and (b) the amount of accounts receivable disposed of in connection with any Qualified Receivable Facility (other than to a Receivables Subsidiary) structured as a factoring arrangement that have stated due dates following such date of determination.

“Parent Intercompany Note” means the amended and restated intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003, issued by Level 3 Communications to Level 3 Parent, as amended, restated, supplemented or otherwise modified from time to time.

“Paying Agent” means any person (including Level 3 Parent or the Issuer acting as Paying Agent) authorized by Level 3 Parent or the Issuer to pay the principal of (and premium, if any) or interest on any New Notes on behalf of the Issuer.

“Permitted Consolidated Cash Flow Debt” means Indebtedness; provided that:

(a) no Event of Default under Section 5.01(a), (b), (i) or (j) shall have occurred and be continuing or would exist after giving effect to such Indebtedness; and

(b) such Permitted Consolidated Cash Flow Debt:

(i) to the extent guaranteed by Level 3 Parent or any Subsidiary, shall not be guaranteed by any such person that is not (or is not required to be) a Guarantor (except (1) for guarantees by other persons that are applicable only to periods after the maturity date of the New Notes at the time of incurrence, (2) any such person guaranteeing such Permitted Consolidated Cash Flow Debt that also guarantees the New Notes for so long as such person guarantees such Permitted Consolidated Cash Flow Debt and (3) for Permitted Consolidated Cash Flow Debt that is incurred by a Subsidiary that is not a Guarantor pursuant to clause (b)(vii) below),

(ii) shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the New Notes (provided, that such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness so long as, subject only to customary conditions, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (ii)),

(iii) shall not be subject to any maturity, mandatory redemption, repurchase, prepayment or sinking fund obligation (other than (a) customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss (or from the proceeds of a Permitted Refinancing Indebtedness) (b) a customary acceleration right after an event of default or (c) as contemplated by clause (ii) of this definition above) prior to the maturity date of the New Notes,

(iv) shall have a final maturity no earlier than the maturity date of the New Notes (other than as contemplated by clause (ii) of this definition above),

(v) [reserved],

(vi) shall have terms and conditions (other than (1) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (2) covenants or other provisions applicable only to periods after the maturity date of the New Notes) that in the good faith judgment of the Issuer are either (x) not materially less favorable (when taken as a whole) to the Issuer than the terms and conditions of the Note Documents (when taken as a whole) or (y) customary or market terms for the type of Indebtedness incurred, in light of then-applicable market conditions (in the case of each of clauses (x) and (y), as determined in good faith by the Issuer); and

(vii) if incurred by a Subsidiary that is not a Guarantor the aggregate principal amount of such Permitted Consolidated Cash Flow Debt shall not exceed the greater of (x) $1,250,000,000 and (y) 87.5% of Pro Forma LTM EBITDA, measured at the time of incurrence, creation or assumption.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, satisfy and discharge or refund (collectively, to “Refinance,” with “Refinanced” and “Refinancing” having correlative meanings), any Indebtedness (including successive refinancings thereof) and including any Guarantee thereof; provided, that

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses incurred in connection with such Refinancing),

(b) except with respect to Section 9.08(b)(ix), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the 91st day following the maturity date of the New Notes and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) the number of years until the 91st day following the maturity date of the New Notes at such time (provided, that such Indebtedness may be incurred in the form of a customary “bridge” or other interim credit facility intended to be refinanced or replaced with long-term indebtedness so long as, subject only to customary conditions, it would either be automatically converted into or required to be exchanged for permanent financing which satisfies the requirements of this clause (b)),

(c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to any Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms in the aggregate not materially less favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced (as determined by the Issuer in good faith), and

(d) no Permitted Refinancing Indebtedness shall (i) have any borrower or issuer which is different than the borrower or issuer (or its permitted successors) of the respective Indebtedness being so Refinanced, other than a guarantor of the Indebtedness being so Refinanced, the Issuer, any Guarantor or any direct or indirect parent company of the Issuer, or (ii) have guarantors that are not (or would not have been required to become) guarantors with respect to the Indebtedness being so Refinanced (other than (A) the borrower or issuer under the Indebtedness being so Refinanced, (B) the Issuer or any Guarantor), (C) if the borrower, issuer or guarantor of the Indebtedness being so Refinanced is not the Issuer or a Guarantor, any Subsidiary and (D) any direct or indirect parent company of the Issuer); provided, that, if any of the Guarantees of the Indebtedness being Refinanced were subordinated to the Obligations, the Guarantees of the Permitted Refinancing Indebtedness shall be subordinated to the Obligations on no less favorable terms (as determined by the Issuer in good faith).

“person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, Governmental Authority or individual or family trust.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (a) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (b) sponsored, maintained, contributed to or required to be contributed to (at the time of determination or at any time within the five years prior thereto) by the Issuer, any Subsidiary or any ERISA Affiliate, and (c) in respect of which the Issuer, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pro Forma Basis” means, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Test Period ended on or before the occurrence of such event (the “Reference Period”):

(a) any asset sale or divestiture, and any asset acquisition, Investment (or series of related Investments) in excess of $250,000,000, merger, amalgamation, consolidation (or any similar transaction or transactions), any dividend, distribution or other similar payment,

(b) any operational changes or restructurings (including pursuant to any modernization and simplification plans) of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period in connection with acquisitions and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith,

(c) any operational changes or restructurings of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period that are not described in the preceding clause (b) which are expected to have a continuing impact and are factually supportable,

(d) the designation of any Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Subsidiary and

(e) any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (a) above).

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (b) or (c) of the immediately preceding paragraph that are projected by the Issuer in good faith to result from actions taken, committed to be taken or expected to be taken in the twenty four (24) month period following the consummation of the pro forma event, which may be reasonably allocated to the Issuer or any of its Subsidiaries in the reasonable good faith determination of the Issuer;

provided that pro forma adjustments pursuant to clause (c) of the immediately preceding paragraph shall not exceed 25% of EBITDA in the aggregate for any Reference Period (as calculated after giving effect to such pro forma adjustment); provided, however, that such 25% cap shall not apply to any such adjustments that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstanding amounts thereunder are reasonably expected to increase as a result of any transactions described in clause (a) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Pro Forma LTM EBITDA” means, at any determination, EBITDA of Level 3 Parent for the most recently ended Test Period, determined on a Pro Forma Basis.

“Purchase Amount” has the meaning specified in “Offer to Purchase” above.

“Purchase Date” has the meaning specified in “Offer to Purchase” above.

“Purchase Price” has the meaning specified in “Offer to Purchase” above.

“QC” means Qwest Corporation, a Colorado corporation, together with its successors and assigns.

“Qualified Digital Products Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a Digital Products Subsidiary constituting a bona fide asset based securitization facility of Digital Product Assets (“Digital Products Facility”) that meets the following conditions:

(x) the sales or contributions of Digital Product Assets are made at Fair Market Value (i) to the applicable Digital Products Subsidiary or (ii) otherwise permitted under Article 7, and

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Digital Products Facility:

(i) is guaranteed by the Issuer or any Subsidiary (other than a Digital Products Subsidiary) (excluding (x) guarantees of obligations pursuant to Standard Securitization Undertakings and (y) “parent guarantees” of performance, which the Issuer determines in good faith are customary, ordinary course and market practice in a securitization transaction in the commercial paper, term securitization or structured lending market),

(ii) is recourse to or obligates the Issuer or any Subsidiary (other than a Digital Products Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings and (y) “parent guarantees” of performance, which the Issuer determines in good faith are customary, ordinary course and market practice in a securitization transaction in the commercial paper, term securitization or structured lending market), or

(iii) subjects any property or asset (other than relevant Digital Product Assets or the Equity Interests of any Digital Products Subsidiary) of the Issuer or any other Subsidiary (other than a Digital Products Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

For the avoidance of doubt, a “Qualified Digital Products Facility” includes a LVLT/Lumen Qualified Digital Products Facility.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivable Facility” means Indebtedness or other obligations of a Receivables Subsidiary incurred from time to time on customary terms (as determined in good faith by the Issuer) pursuant to either: (a) credit facilities secured only by Receivables, collections thereof and accounts established solely for the collection of such Receivables or (b) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time (a “Receivables Facility”); provided that no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Receivables Facility:

(x) is guaranteed by Level 3 Parent or any Subsidiary (other than a Receivables Subsidiary) (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(y) is recourse to or obligates Level 3 Parent or any Subsidiary (other than a Receivables Subsidiary) in any way (other than pursuant to Standard Securitization Undertakings), or

(z) subjects any property or asset (other than Receivables or the Equity Interests of any Receivables Subsidiary) of Level 3 Parent or any Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

“Qualified Securitization Facility” means Indebtedness or other obligations (other than a Qualified Receivable Facility) of a Securitization Subsidiary constituting a bona fide asset based securitization facility of Securitization Assets (a “Securitization Facility”) that meets the following conditions:

(x) the sales or contributions of Securitization Assets to the applicable Securitization Subsidiary are made at Fair Market Value;

(y) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Securitization Facility:

(i) is guaranteed by Level 3 Parent or any Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary,

(ii) is recourse to or obligates Level 3 Parent or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings), other than any Securitization Subsidiary, or

(iii) subjects any property or asset (other than Securitization Assets or the Equity Interests of any Securitization Subsidiary) of Level 3 Parent or any Subsidiary (other than a Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings); and

(z) [reserved].

For the avoidance of doubt, a “Qualified Securitization Facility” shall include a LVLT/Lumen Qualified Securitization Facility.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch, and (2) if any of Moody’s, S&P or Fitch or all three shall not make publicly available a rating on the Issuer’s long-term secured debt, a nationally recognized statistical agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch or all three, as the case may be.

“Rating Date” means the earlier of the date of public notice of the occurrence of a Change of Control or of the publicly announced intention of Level 3 Parent to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than sixty (60) days after the Rating Date (which period shall be extended so long as the rating of the New Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies), two or more of the Rating Agencies assign or reaffirm a rating to the New Notes that is lower than the lesser of (a) the applicable Issue Date Rating (or the equivalent thereof) and (b) the rating as of the Rating Date. If, prior to the Rating Date, the ratings assigned to the New Notes by two or more of the Rating Agencies are lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if such ratings are not changed by the 60th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, shall be considered a Rating Decline; provided, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of “Change of Control Triggering Event”) unless any of such Rating Agencies making the reduction to rating announces or publicly confirms or informs the Trustee in writing at Level 3 Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event).

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Subsidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Recapitalization Transactions” means the “Transactions” as such term is defined in the transaction support agreement dated as of January 22, 2024, among the Issuer, QC, Lumen and the creditors of Lumen and the Issuer from time to time party thereto and the other entities party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Transaction Support Agreement”) and any other transaction contemplated by, relating to or in connection with the Transaction Support Agreement (including, for the avoidance of doubt, any transfers or distributions in connection therewith, including any transfers or distributions of proceeds of the EMEA Sale (as defined in the Transaction Support Agreement)).

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Qualified Receivable Facility.

“Redemption Date”, when used with respect to any New Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any New Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Date” means March 22, 2024, immediately after giving effect to the Recapitalization Transactions.

“Regulation G” means Regulation G under the Exchange Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulated Guarantor Subsidiary” means:

(a) Level 3 Communications,

(b) WilTel Communications, LLC,

(c) Broadwing Communications, LLC,

(d) TelCove Operations, LLC,

(e) Global Crossing Telecommunications, Inc., and

(f) each Subsidiary of the Issuer requiring material authorizations and consents of federal and state Governmental Authorities in order for it to become a Guarantor hereunder and to satisfy the Guarantee Permit Condition.

“Regulated Subsidiaries” means each of the Subsidiaries that guarantees the New Credit Agreement or any Replacement Credit Facility on the Issue Date (or in the future) and requires governmental authorizations and consents in order for it to guarantee the New Notes.

“Remaining Payments” means, with respect to any New Note that is redeemed, the remaining payments of interest and the payment of principal (or the portion of the principal) that would have been due with regard to that New Note after the actual Redemption Date, assuming that the New Notes were redeemed on August 15, 2031 at the redemption price listed in the table set forth in Section 10.01(a); provided that, if the Redemption Date is not an Interest Payment Date with respect to such New Note, the amount of the next succeeding scheduled interest payment with respect to such New Note will be reduced by the amount of interest accrued and unpaid with respect to such New Note to the Redemption Date.

“Replacement Credit Facility” means the Replacement New Credit Facility; provided, however, that neither a Qualified Receivable Facility, a Qualified Securitization Facility, nor a Qualified Digital Products Facility, in each case incurred pursuant to Section 9.08(b)(xxviii), Section 9.08(b)(xxvii), or Section 9.08(b)(xxx) respectively, shall constitute a Replacement Credit Facility.

“Replacement New Credit Facility” means any agreement governing unsecured Indebtedness or Indebtedness secured primarily by assets that secure or by assets substantially similar to assets that secure the New Credit Agreement incurred primarily to refinance or otherwise replace (in whole or in part) the New Credit Agreement and any one or more other agreements governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such New Credit Agreement or one or more successors to the New Credit Agreement or one or more new credit agreements.

“Responsible Officer” (i) when used with respect to the Trustee, means any officer within the Trustee’s Corporate Trust Office, including any vice president, any assistant vice president, assistant secretary, senior associate, associate, trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture, and (ii) when used with respect to any other person, means any vice president, manager, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Indenture, or any other duly authorized employee or signatory of such person.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor thereto.

“Sale and Leaseback Transaction” of any person means any direct or indirect arrangement pursuant to which any property is sold or transferred by such person or a Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such person or one of its Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the New Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the New Notes.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of:

(a) Consolidated Secured Debt of Level 3 Parent as of such date minus any Specified Refinancing Cash Proceeds as of such date that are reserved to be applied to Consolidated Secured Debt minus any unrestricted cash and Cash Equivalents of Level 3 Parent, the Issuer and its Subsidiaries as of such date to

(b) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date;

provided, that the Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Securitization Asset” shall mean in the case of any securitization, fiber optic cables and other fiber optic network-related products, assets and equipment, copper, connectivity and hybrid cables and other copper and hybrid network-related products, assets and equipment, conduit and related infrastructure and other network and connectivity related assets (including, without limitation, lateral connections, extensions and new build-outs connecting to data centers or similar facilities), and related revenue streams and, in the case of the foregoing, all contracts and contract rights, guarantees or other obligations in respect of the foregoing, lockbox accounts and records with respect to the foregoing and other assets and rights, in each case customarily transferred (or in respect of which security interests are customarily granted) together in a Qualified Securitization Facility. For the avoidance of doubt, “Securitization Asset” includes LVLT/Lumen Securitization Assets.

“Securitization Subsidiary” means any Special Purpose Entity established in connection with a Qualified Securitization Facility. For the avoidance of doubt, “Securitization Subsidiary” includes a LVLT/Lumen Securitization Subsidiary.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means each Subsidiary of Level 3 Parent that is not an Immaterial Subsidiary; provided, that “Significant Subsidiary” shall not include any Receivables Subsidiary, Securitization Subsidiary, or Digital Products Subsidiary.

“SPE Relevant Assets Percentage” means, with respect to any LVLT/Lumen Qualified Digital Products Facility or any LVLT/Lumen Qualified Securitization Facility, as applicable, the percentage of the Fair Market Value of the aggregate amount of LVLT/Lumen Digital Products or LVLT/Lumen Securitization Assets, as applicable, that are sold or contributed by a LVLT Subsidiary to the LVLT/Lumen Digital Products Subsidiary or LVLT/Lumen Securitization Subsidiary, as applicable, represented by the Fair Market Value of the LVLT/Lumen Digital Products or LVLT/Lumen Securitization Assets, as applicable, sold or contributed to such Special Purpose Entity by the Non-LVLT Entity.

“Special Purpose Entity” means a direct or indirect Subsidiary of the Issuer or any Guarantor, whose organizational documents contain restrictions on its purpose and activities intended to preserve its separateness from the Issuer or such Guarantor and/or one or more Subsidiaries of the Issuer or such Guarantor.

“Specified Refinancing Cash Proceeds” means, with respect to any person, the net proceeds of any issuance of debt securities of the Issuer or any of its Subsidiaries to a third party that are reserved to be applied within 90 days of the receipt thereof to repay, repurchase or redeem other debt securities of such person or any of its Subsidiaries held by third parties.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Level 3 Parent or any Subsidiary thereof in connection with a Qualified Receivable Facility, Qualified Digital Products Facility or Qualified Securitization Facility that are reasonably customary (as determined in good faith by the Issuer) in an accounts receivable financing transaction or securitization transaction in the commercial paper, term securitization or structured lending market, including those relating to the servicing or management of the assets of a Securitization Subsidiary and including any obligation of a transferor of Securitization Assets in a Qualified Securitization Facility to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise with respect thereto.

“State PUC” means a state public utility commission or other similar state regulatory authority with jurisdiction over the operations of the Issuer or any of its Subsidiaries.

“State PUC License” means any permit, license, authorization, certification, plan, directive, consent order or consent decree of or from any State PUC, in each case, in connection with the operation of the business of the Issuer or any of its Subsidiaries, all renewals and extensions thereof, and all applications filed with such State PUC for which the Issuer or any of its Subsidiaries is an applicant.

“Stated Maturity” when used with respect to a New Note or any installment of interest thereon, means the date specified in such New Note as the fixed date on which the principal of such New Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such New Note at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Indebtedness” means: (a) any Indebtedness of the Issuer that is contractually subordinated in right of payment to the Obligations and (b) any Indebtedness of any Guarantor that is contractually subordinated in right of payment to the Guarantee of such Guarantor of the Obligations.

“Subordinated Intercompany Note” means the subordinated intercompany note substantially in the form of Exhibit G to the New Credit Agreement as in effect on the Issue Date.

“Subsidiary” means, with respect to any person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity

(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or

(b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” and where otherwise specified) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Issuer or any of its Subsidiaries for purposes of this Indenture.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that is a Guarantor.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges and fees imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Telecommunications/IS Assets” means (a) any assets (other than cash, Cash Equivalents and securities) to be owned by any Subsidiary of the Issuer and used in the Telecommunications/IS Business; and (b) Equity Interests of any person that becomes a Subsidiary of the Issuer as a result of the acquisition of such Equity Interests by a Subsidiary of the Issuer from any person other than an Affiliate of Level 3 Parent; provided, that, in the case of this clause (b), such person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (a) transmitting, or providing (or arranging for the providing of) services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (b) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (c) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose or (d) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (a), (b) or (c) above; provided, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Issuer.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of Level 3 Parent then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 9.05; provided, that prior to the first date financial statements have been delivered pursuant to Section 9.05, the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Issue Date for which financial statements would have been required to be delivered hereunder had the Issue Date occurred prior to the end of such period.

“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Issuer or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt of Level 3 Parent as of such date minus any Specified Refinancing Cash Proceeds as of such date minus any unrestricted cash and Cash Equivalents of Level 3 Parent, the Issuer and its Subsidiaries as of such date to (b) EBITDA of Level 3 Parent for the most recently ended Test Period on or prior to such date; provided, that the Total Leverage Ratio shall be determined on a Pro Forma Basis.

“Transaction Support Agreement” has the meaning specified in “Recapitalization Transactions” above.

“Transactions” means the offering and the sale of the New Notes issued on the Issue Date, the tender offer for a portion of the outstanding principal amount of the Existing Unsecured Notes on the Issue Date, and the payment of fees and expenses in connection therewith.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the earlier of (a) such Redemption Date or (b) the date on which such New Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published or the relevant information is not available thereon, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 15, 2031; provided, however, that if the period from the Redemption Date to August 15, 2031 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed.

“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee for the holders of the New Notes under the Note Documents, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” means such successor Trustee.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another applicable jurisdiction.

“Unregulated Guarantor Subsidiary” means:

(a) each Subsidiary Guarantor as of the Issue Date,

(b) each Subsidiary (other than any Subsidiary that is a Regulated Guarantor Subsidiary), and

(c) each Subsidiary that directly or indirectly owns any Equity Interest in any Designated Guarantor Subsidiary (other than any Subsidiary that is a Regulated Guarantor Subsidiary).

“Unrestricted Subsidiary” means:

(a) any Subsidiary (other than the Issuer), whether owned on, or acquired or created after, the Issue Date, that is designated after the Issue Date by the Issuer as an Unrestricted Subsidiary hereunder by written notice to the Trustee; provided, that the Issuer shall only be permitted to so designate a new Unrestricted Subsidiary following the Issue Date so long as:

(i) such Subsidiary and its subsidiaries (A) are not after giving effect to such designation and any designation under other agreements of Level 3 Parent, the Issuer or any Subsidiaries (and at all times thereafter shall not be) obligors in respect of any

Indebtedness where the creditors in respect of such Indebtedness also have recourse to any of the assets of Level 3 Parent, the Issuer or any Subsidiaries other than Subsidiaries designated as Unrestricted Subsidiaries (other than as a result of Permitted Liens described in Section 9.10(a)(xxiv)(y)), and (B) do not at the time of designation or after giving effect to such designation and any designation under other agreements of Level 3 Parent, the Issuer or any Subsidiaries (and at all times thereafter) own Equity Interests or Indebtedness of, or have Liens over any assets of, Level 3 Parent, the Issuer or any Subsidiary (other than subsidiaries of the Subsidiary to be so designated);

(ii) [reserved];

(iii) such Subsidiary that is designated as an Unrestricted Subsidiary does not at the time of designation own or control any Material Asset (including, with respect to Intellectual Property included in the Material Assets, any exclusive license or other exclusive right to such Intellectual Property);

(iv) at the time of designation, no Event of Default specified in clauses (a), (b), (e) (solely as it relates to Section 9.07, Section 9.08, and Section 9.10 ), (i) or (j) under Section 5.01 has occurred and is continuing or would result from such designation; and

(v) such Subsidiary is also designated as an Unrestricted Subsidiary or the equivalent, to the extent such concept is included in the relevant agreement and such debt is outstanding, under the New Credit Agreement and the Existing First Lien Notes.

(b) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by Level 3 Parent or one or more of its subsidiaries after the date of the designation of the parent entity as an “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with the preceding clause (a)).

Notwithstanding anything to the contrary contained herein or in any other Note Document, no Material Asset may, directly or indirectly, be transferred, exclusively licensed (it being understood that non-exclusive licenses shall be permitted), contributed or otherwise disposed of to any Unrestricted Subsidiary by the Issuer or any Subsidiary.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Issuer (or its Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of the Issuer’s (or its Subsidiaries’) Investments therein.

The Issuer may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Indenture; provided, that no Event of Default specified under Section 5.01 (a), (b), (e) (solely as it relates to Sections 9.07, 9.08, 9.10, and 9.13), (i) or (j) has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence). The designation of any Unrestricted Subsidiary as a Subsidiary after the Issue Date shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any Investment by the Issuer or any Guarantor (or their respective relevant Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Issuer’s or any Guarantor’s (or their respective relevant Subsidiaries’) Investment in such Subsidiary.

“Vice President”, when used with respect to any person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any person means Equity Interests of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly-Owned Subsidiary” means a Subsidiary of the Level 3 Parent that is a Wholly-Owned Subsidiary of the Level 3 Parent.

The following terms, unless otherwise defined pursuant to this Section 1.01, have the meanings given to them in Appendix A:

“Definitive Note”

“Regulation S Global Note”

“Rule 144A Global Note”

“Transfer Restricted Securities”

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; provided, that no such Opinion of Counsel or Officers’ Certificate shall be required to be delivered in connection with the issuance of the Original Notes.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any Guarantor, respectively, stating that the information with respect to such factual matters is in the possession of the Issuer or any Guarantor, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of New Notes held by any person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuer shall solicit from the Holders of New Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding New Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding New Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any New Note shall bind every future Holder of the same New Note and the Holder of every New Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such New Note. However, any such Holder or future Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder as to such Holder’s New Note or portion of the New Note if the Trustee receives the notice of revocation before the date such Act becomes effective.

Section 1.05. Notices, etc., to Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(b) [reserved],

(c) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or electronically to the Issuer or such Guarantor addressed to it (in the case of a Guarantor, in care of the Issuer) at the address of the Issuer’s principal office specified in the first paragraph of this Indenture and to 931 14th Street, Denver, Colorado 80202, Attention: Treasury department, or at any other address previously furnished in writing to the Trustee by the Issuer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling. Except to the extent relating to matters arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice or communication of any event to Holders by the Issuer or the Trustee, such notice shall be given (unless otherwise herein expressly provided) either (i) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register or (ii) in the case of New Notes held through the Depository, to Depository participants via the Depository’s electronic messaging system, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail or electronic delivery, neither the failure to electronically deliver or mail such notice, nor any defect in any notice so mailed or electronically delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices shall be effective only upon receipt. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and Level 3 Parent shall bind its successors and assigns, whether so expressed or not.

Section 1.09. Entire Agreement. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 1.10. Separability Clause. In case any provision in this Indenture or in the New Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the New Notes, express or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. THIS INDENTURE AND THE NEW NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 1.13. Trust Indenture Act. For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

Section 1.14. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any New Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the New Notes) payment of principal (or premium, if any) or interest need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue in respect of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity to the next Business Day, as the case may be.

Section 1.15. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, manager employee, incorporator, stockholder or member of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the New Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, manager, employee, incorporator, stockholder or member of the Issuer or a Guarantor. By accepting a New Note, each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the New Notes.

Section 1.16. Independence of Covenants. All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

Section 1.17. Exhibits. All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.18. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.19. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 1.20. Waiver of Jury Trial. EACH OF LEVEL 3 PARENT, EACH HOLDER BY ACCEPTANCE OF THE NEW NOTES, THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NEW NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.21. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, riots, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, sabotage, pandemics or epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.22. FATCA. In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) to provide to the Trustee reasonably available information collected and stored in the Issuer’s ordinary course of business regarding Holders of New Notes (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

Section 1.23. Submission to Jurisdiction. The parties and each Holder (by acceptance of the New Notes) irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 1.24. [Reserved].

Section 1.25. Electronic Signatures. For the avoidance of doubt, for all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture (except where a manual signature is expressly required by the terms of this Indenture), the words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import used in or related to any document signed in connection with this Indenture, any New Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.26. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

ARTICLE 2

NEW NOTE FORMS

Section 2.01. Form and Dating. The Issuer shall be permitted to issue Definitive Notes from time to time. Provisions relating to the New Notes are set forth in Appendix A (including Exhibit 1 thereto), which is hereby incorporated in and expressly made a part of this Indenture. The New Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The New Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer. Each New Note shall be dated the date of its authentication.

The Definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or system on which the New Notes may be listed or eligible for trading, all as determined by the officers of the Issuer executing such New Notes, as evidenced by their execution of such New Notes.

ARTICLE 3

THE NEW NOTES

Section 3.01. Amount of New Notes. Subject to Section 3.02, the Trustee shall authenticate New Notes for original issue on the Issue Date in the aggregate principal amount of $1,000,000,000 (the “Original Notes”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture, including Section 9.08, to issue Additional Notes under this Indenture which shall have identical terms as the Original Notes, other than with respect to the date of issuance, the issue price and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Notes); provided that a separate CUSIP or ISIN shall be issued for any Additional Notes if the Additional Notes are not fungible for U.S. federal income tax purposes with the Original Notes. The Original Notes and any Additional Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Notes, the Issuer shall set forth in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number of such Additional Notes;

(c) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of New Notes as set forth in Appendix A to this Indenture.

Section 3.02. Execution and Authentication. Two officers shall sign the New Notes for the Issuer by manual, electronic or facsimile signature.

If an officer whose signature is on a New Note no longer holds that office at the time the Trustee authenticates the New Note, the New Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver New Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such New Note, an Officers’ Certificate and an Opinion of Counsel and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such New Note.

A New Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the New Note. The signature shall be conclusive evidence that the New Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the New Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate New Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

Section 3.03. Note Registrar and Paying Agent. The Issuer shall maintain an office or agency where New Note may be presented for registration of transfer or for exchange (the “Note Registrar”) and an office or agency in the United States where New Notes may be presented for payment to the Paying Agent. The Note Registrar shall keep a register of the New Notes and of their transfer and exchange (the register maintained in the office of the Note Registrar and in any other office or agency designated pursuant to Section 9.02 being herein sometimes referred to as the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07.

The Issuer initially appoints the Trustee as Note Registrar and Paying Agent in connection with the New Notes.

Section 3.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any New Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the New Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly-Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 3.05. Holders Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, upon a written request by the Trustee, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 3.06. Replacement of New Notes. If a mutilated New Note is surrendered to the Note Registrar or if the Holder of a New Note claims that such New Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement New Note if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer to protect the Issuer and in the judgement of the Trustee to protect the Trustee, the Paying Agent, the Note Registrar and any co-registrar from any loss which any of them may suffer if a New Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a New Note.

Every replacement New Note is an additional obligation of the Issuer.

Section 3.07. Temporary Notes. Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary New Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary New Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary New Notes.

Section 3.08. Cancellation. The Issuer at any time may deliver New Notes to the Trustee for cancellation. The Note Registrar and the Paying Agent shall forward to the Trustee any New Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) all New Notes surrendered for registration of transfer, exchange, payment or cancellation. The Issuer may not issue new New Notes to replace New Note it has redeemed, paid or delivered to the Trustee for cancellation.

Section 3.09. Defaulted Amounts. If the Issuer defaults in a payment of interest on the New Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in Section 9.01 hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee of any defaulted interest payment and fix or cause to be fixed any such special record date for the payment to the reasonable satisfaction of the Trustee and shall deliver to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 3.10. CUSIP Numbers. The Issuer in issuing the New Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any New Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the New Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the New Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” number(s).

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (subject to Section 11.06 and except as to surviving rights of registration of transfer, exchange and replacement of New Notes expressly provided for herein or pursuant hereto) and the Note Guarantees shall be released, and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, in each case, when

(a) either

(i) all Outstanding New Notes have been delivered to the Trustee for cancellation; or

(ii) all such New Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable,

(B) will become due and payable within one year, or

(C) have been called for redemption, or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its reasonable discretion for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee (x) money in an amount, (y) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the New Notes, money in an amount, or (z) a combination thereof, sufficient to pay and discharge the entire Indebtedness on the New Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on), and interest on, such New Notes to Maturity or the Redemption Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Sections 6.07 and 6.09 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.03 shall survive such satisfaction and discharge.

Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the New Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) failure to pay principal of (or premium, if any, on) any New Note when due; or

(b) failure to pay any interest on any New Note when due, continued for 30 days; or

(c) default in the payment of principal of (and premium, if any) and interest on New Notes required to be purchased pursuant to an Offer to Purchase pursuant to Section 9.07 when due and payable; or

(d) failure to perform or comply with the provisions of Article 7; or

(e) failure to perform any covenant or agreement of Level 3 Parent, the Issuer or any Subsidiary in this Indenture or in any New Note (other than a covenant a default in whose performance is elsewhere in this Section specifically dealt with) continued for 90 days after written notice to the Issuer by the Trustee or Holders of at least 30% in aggregate principal amount of the Outstanding New Notes, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder; or

(f) any default under any Indebtedness for borrowed money (other than Indebtedness under this Indenture) of any one or more of Level 3 Parent, the Issuer or any Subsidiary that, in an aggregate principal amount between clauses (i) and (ii), exceeds the greater of (x) $275,000,000 and (y) 20% of Pro Forma LTM EBITDA, if such default either (i) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in acceleration by the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; provided that no such default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration; or

(g) the failure by Level 3 Parent, the Issuer or any Significant Subsidiary to pay one or more final judgments aggregating in excess of the greater of (x) $275,000,000 and (y) 20% of Pro Forma LTM EBITDA (to the extent not covered by independent third-party insurance (as to which the insurer has been notified of such judgment or order and has not denied its obligation) or another indemnity obligation), which judgments are not discharged or effectively waived, stayed or bonded for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon assets or properties of Level 3 Parent, the Issuer or any Significant Subsidiary to enforce any such judgment; or

(h) any Note Guarantee of Level 3 Parent, Level 3 Communications or any other Guarantor that is a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or Level 3 Parent, Level 3 Communications or any other Guarantor that is a Significant Subsidiary denies or disaffirms in writing its obligations under its Note Guarantee; or

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Level 3 Parent, the Issuer or any of the Significant Subsidiaries, or of a substantial part of the property or assets of Level 3 Parent, the Issuer or any Significant Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Level 3 Parent, the Issuer or any of the Significant Subsidiaries or for a substantial part of the property or assets of Level 3 Parent, the Issuer or any of the Significant Subsidiaries or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement or other relief of Level 3 Parent, the Issuer or any Significant Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j) Level 3 Parent, the Issuer or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Level 3 Parent, the Issuer or any of the Significant Subsidiaries or for a substantial part of the property or assets of Level 3 Parent, the Issuer or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due.

Any notice of default, notice of acceleration or instruction to the Trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders of the New Notes (each a “Directing Holder”) shall be accompanied by a written representation from each such holder delivered to the Issuer and the Trustee that such holder is not (or, in the case such holder is the Depository or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the New Notes are accelerated. In addition, each Directing Holder shall be deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such noteholder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is the Depository or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the New Notes in lieu of the Depository or its nominee and the Depository shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. In no event shall the Trustee have any liability or obligation to ascertain, monitor or inquire as to whether any holder is Net Short and/or whether such holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certifications under this Indenture or in connection with the New Notes or if any such Position Representation, Verification Covenant, Noteholder Direction, or any related certifications comply with this Indenture, the New Notes, or any other document. It is understood and agreed that the Issuer and the Trustee shall be entitled to conclusively rely on each representation, deemed representation and certification made by, and covenant of, each beneficial owner provided for in this paragraph. Notwithstanding any other provision of this Indenture, the New Notes or any other document, the provisions of this paragraph shall apply and survive with respect to each beneficial owner notwithstanding that any such person may have ceased to be a beneficial owner, this Indenture may have been terminated or the New Notes may have been redeemed in full.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the New Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such holder, the percentage of New Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the New Notes, the Issuer provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default or Event of Default shall be automatically stayed and the cure period with respect to any default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of New Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs (except for any rights or protections of the Trustee).

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant or Officers’ Certificate delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, Noteholder Direction, Verification Covenant or Officers’ Certificate, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate, Position Representation, Noteholder Direction or Verification Covenant delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other person in connection with any Noteholder Direction (or items delivered in connection with any Noteholder Direction) or to determine whether or not any holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certification or that such Position Representation, Verification Covenant, Noteholder Direction, or any related certification is accurate or conforms with this Indenture or any other agreement.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.01(i) or (j) with respect to Level 3 Parent or the Issuer) shall occur and be continuing, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the Outstanding New Notes may declare the principal amount of, and accrued but unpaid interest (if any) on, all of the New Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration the principal amount of, and accrued but unpaid interest (if any) on, the New Notes shall become immediately due and payable; provided, further, that a notice of default may not be given with respect to any action taken, and reported publicly or to holders and the Trustee, more than two years prior to such notice of default. At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 5, the Holders of a majority in aggregate principal amount of the Outstanding New Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all Outstanding New Notes,

(ii) all unpaid principal of (and premium, if any, on) any Outstanding New Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the New Notes,

(iii) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the New Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default, other than the nonpayment of amounts of principal of (or accrued but unpaid interest, if any, on) the New Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(a) Default is made in the payment of any interest on any New Note when due, continued for 30 days, or

(b) Default is made in the payment of the principal of (or premium, if any, on) any New Note when due, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such New Notes the whole amount then due and payable on such New Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the New Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the New Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the New Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the New Notes (including Level 3 Parent and any other Guarantor) or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the New Notes shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the New Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of, any Holder any plan of reorganization, arrangement, adjustment or composition affecting the New Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of New Notes. All rights of action and claims under this Indenture or the New Notes may be prosecuted and enforced by the Trustee without the possession of any of the New Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the New Notes in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the New Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee (acting in any capacity hereunder);

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the New Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such New Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct.

Section 5.07. Limitation on Suits. No Holder of any New Notes shall have any right to institute any proceeding with respect to this Indenture or for any other remedy hereunder, unless:

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of not less than 30% in aggregate principal amount of the Outstanding New Notes shall have made written request and offered indemnity satisfactory to the Trustee in its sole discretion to institute such proceeding and the Trustee shall have failed to institute such proceeding within 60 days; and

(c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding New Notes a direction inconsistent with such request;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, including Section 5.07, the Holder of any New Note shall have the right, which is absolute and unconditional, to receive payment as provided herein (including, if applicable, Article 11) and in such New Note of the principal of (and premium, if any) and interest on such New Note on the respective Stated Maturities expressed in such New Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen New Notes in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. Except as otherwise provided in the proviso of the first paragraph of Section 5.02, no delay or omission of the Trustee or of any Holder of any New Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding New Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding New Notes may, on behalf of the Holders of all the New Notes, waive any past Default hereunder and its consequences, except a Default

(a) in the payment of the principal of (or premium, if any) or interest on any New Note, or

(b) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding New Note affected.

The Issuer and Level 3 Parent shall deliver to the Trustee an Officers’ Certificate stating that the requisite Holders of a majority in principal amount of the Outstanding New Notes have consented to such waiver and attaching such consents upon which, subject to Section 1.04, the Trustee may conclusively rely. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14. Waiver of Stay or Extension Laws. The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in principal amount of the then Outstanding New Notes.

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

(i) this Section 6.01(c) shall not be construed to limit the effect of Section 6.01(a);

(ii) the Trustee shall not be liable for any action taken, or errors of judgment made, in good faith by it or any of its officers, employees or agents, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding New Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it in its sole discretion against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Notice of Default. If a Default occurs and is continuing, the Trustee shall transmit, electronically or by first class mail to each Holder at the address set forth in the Note Register, notice of such Default within 90 days after written notice of it is received by a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee is not required to take notice or deemed to have notice of any Default or Event of Default with respect to the New Notes unless a Responsible Officer of the Trustee has actual knowledge of the Default or Event of Default or a Responsible Officer shall have received written notice at its Corporate Trust Office (which notice shall reference the New Notes, the Issuer and this Indenture) of such Default or Event of Default from the Issuer or any Holder.

Section 6.03. Certain Rights of Trustee. Subject to Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may require and rely upon an Officers’ Certificate or an Opinion of Counsel or both and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel or other professionals of its selection and the advice of such counsel or other professionals retained or consulted by the Trustee or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee may act through counsel, agents, custodians and nominees and shall not be responsible for the acts or omissions of or the misconduct or negligence of any such person appointed with due care and in good faith;

(f) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its gross negligence or willful misconduct;

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder;

(k) the Trustee may request that Level 3 Parent or the Issuer deliver an Officers’ Certificate in substantially the form of Exhibit A hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(m) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the New Notes and this Indenture.

Section 6.04. Trustee Not Responsible for Recitals or Issuance of New Notes. The recitals contained herein and in the New Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of Level 3 Parent or the Issuer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the New Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the New Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of New Notes or the proceeds thereof.

Section 6.05. May Hold New Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of Level 3 Parent, the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of New Notes, and may otherwise deal with Level 3 Parent and the Issuer with the same rights it would have if it were not any Trustee, Paying Agent, Note Registrar or such other agent. However, the Trustee must comply with Section 6.08.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07. Compensation and Reimbursement. The Issuer agrees:

(a) to pay to the Trustee (in any capacity hereunder) from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their respective agents and counsel for each), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order); and

(c) to fully indemnify each of the Trustee (in any capacity hereunder) and any predecessor trustee and their respective directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including Taxes (other than Taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder, including the enforcement of any of its rights hereunder.

The obligations of the Issuer hereunder to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the New Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular New Notes.

When the Trustee incur expenses or render services in connection with an Event of Default specified in Section 5.01(i) or Section 5.01(j), the expenses (including the reasonable charges and expenses of their agents and counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

The provisions of this Article 6 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 6.08. Corporate Trustee Required; Eligibility; Conflicting Interests. (a) There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.08, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Trustee shall have actual knowledge that the Trustee ceases to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

(b) The Trustee shall be permitted to engage in transactions with Level 3 Parent or its Subsidiaries; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding New Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a New Note for at least six months, or

(ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Trustee or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding New Notes who have been bona fide Holders of a New Note for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If the Issuer does not promptly appoint a successor Trustee after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding New Notes delivered to the Issuer and the retiring Trustee. In either case, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a New Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of New Notes in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

Section 6.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business. Any person into which the Trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such person shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any New Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or transfer of assets to such authenticating Trustee may adopt such authentication and deliver the New Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such New Notes. In case at that time any of the New Notes shall not have been authenticated, any successor Trustee may authenticate such New Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate New Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or transfer of assets.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. Level 3 Parent May Consolidate, etc., Only on Certain Terms. (a) Level 3 Parent shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other person or persons or permit any other person to consolidate with or merge into Level 3 Parent or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons unless:

(A) in a transaction in which Level 3 Parent is not the surviving person or in which Level 3 Parent transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the resulting surviving or transferee person (the “successor entity”) is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of Level 3 Parent’s obligations under this Indenture and the Level 3 Parent Guarantee;

(B) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Level 3 Parent, such assets shall have been transferred as an entirety or virtually as an entirety to one person and such person shall have complied with all the provisions of this Section 7.01; and

(C) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent to such transaction herein have been complied with.

(b) Unless Level 3 Parent has (i) consolidated with or merged into the Issuer in compliance with Section 7.01(a) and Section 7.03, or (ii) disposed of all or substantially all its assets to the Issuer in compliance with Section 7.01(a), Level 3 Parent shall at all times own at least 66 2/3% of the issued and outstanding Equity Interests of the Issuer.

Section 7.02. Successor Level 3 Parent Substituted. Upon any consolidation of Level 3 Parent with or merger of Level 3 Parent with or into any other person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of Level 3 Parent to any person or persons in accordance with Section 7.01, the successor person formed by such consolidation or into which Level 3 Parent is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and shall succeed to every right and power of, Level 3 Parent under this Indenture with the same effect as if such successor person had been named as Level 3 Parent herein, and the predecessor Level 3 Parent (which term shall for this purpose mean the person named as “Level 3 Parent” in the first paragraph of this Indenture or any successor person which shall have become such in the manner described in Section 7.01), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the Level 3 Parent Guarantee, the New Notes, and the other Note Documents to which it is a party and may be dissolved and liquidated. For the avoidance of doubt, in the event that Level 3 Parent consolidates with or merges into the Issuer or disposes of all or substantially of its assets to the Issuer, the Issuer shall remain the issuer of the New Notes (and shall not become a Guarantor) even though the Issuer shall otherwise succeed to, and be substituted for, and shall succeed to every right and power of Level 3 Parent.

Section 7.03. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not, in a single transaction or a series of related transactions, (A) consolidate with or merge into any other person or persons or permit any other person to consolidate with or merge into the Issuer or (B) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other person or persons (other than (w) to a Subsidiary that is or becomes a Guarantor at the time of such transfer, sale, lease, conveyance or disposition or to Level 3 Parent so long as Level 3 Parent is a Guarantor, (x) any transfer of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Facility permitted under Section 9.08(b)(xxvii), (y) any transfer of Receivables to a Receivables Subsidiary in connection with a Qualified Receivable Facility permitted under Section 9.08(b)(xxviii), or (z) any transfer of Digital Products to a Digital Products Subsidiary in connection with a Qualified Digital Products Facility permitted under Section 9.08(b)(xxx)), unless:

(1) in a transaction in which the Issuer is not the surviving person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Issuer’s obligations under this Indenture;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Issuer (or the successor entity) or a Subsidiary as a result of such transaction as having been incurred by the Issuer or such Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) [reserved];

(4) if, as a result of any such transaction, property of the Issuer (or the successor entity) or any Subsidiary would become subject to a Lien prohibited by the provisions of Section 9.10, the Issuer or the successor entity to the Issuer shall have secured the New Notes as required by said covenant;

(5) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, such assets shall have been transferred as an entirety or virtually as an entirety to one person and such person shall have complied with all the provisions of this Section 7.03; and

(6) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 7 and that all conditions precedent to such transaction herein have been complied with.

(b) The Issuer shall at all times own all the issued and outstanding Equity Interests of Level 3 Communications.

Section 7.04. Successor Issuer Substituted. Upon any consolidation of the Issuer with or merger of the Issuer with or into any other person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Issuer to any person or persons in accordance with Section 7.03, the successor person formed by such consolidation or into which the Issuer is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and shall succeed to every right and power of, the Issuer under this Indenture with the same effect as if such successor person had been named as the Issuer herein, and the predecessor Issuer (which term shall for this purpose mean the person named as the “Issuer” in the first paragraph of this Indenture or any successor person which shall have become such in the manner described in Section 7.03), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the New Notes, and the other Note Documents to which it is a party and may be dissolved and liquidated.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures Without Consent of Holders. The Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of New Notes, (a) enter into one or more indentures supplemental hereto and/or (b) amend, supplement or otherwise modify this Indenture, the New Notes or any other Note Document, in each case:

(i) to evidence the succession of another person to the Issuer, Level 3 Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Level 3 Parent or such other Guarantor, respectively, herein, in the New Notes and in the applicable Note Guarantee; or

(ii) to add to the covenants of Level 3 Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders of the New Notes, or to surrender any right or power conferred upon Level 3 Parent, the Issuer or any other Guarantor hereby; or

(iii) to add any additional Events of Default; or

(iv) to provide for uncertificated New Notes in addition to or in place of certificated New Notes; or

(v) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of Section 6.10; or

(vi) to secure the New Notes; or

(vii) to comply with the Securities Act (including Regulation S promulgated thereunder); or

(viii) (a) to add Note Guarantees or co-obligors or guarantors of the New Notes or (b) as provided by the terms of this Indenture, to release any Guarantors from Note Guarantees or as co-obligors or guarantors, as applicable; or

(ix) to (A) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Note Documents, (B) correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Indenture; provided that, with respect to the foregoing clause (ix)(B), such actions shall not adversely affect the interests of the Holders of the New Notes in any material respect, (C) amend the legends on any New Notes to comply with U.S. federal income tax regulations, or (D) make any other change or modification which does not adversely affect the interests of the Holders of the New Notes in any material respect; or

(x) [reserved]; or

(xi) to effect any provision of this Indenture or to make changes to this Indenture to provide for the issuance of Additional Notes; or

(xii) to conform this Indenture, the New Notes or any other Note Document to any provision of the “Description of the New Notes” in the Offering Memorandum.

Section 8.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding New Notes, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors and the Trustee may (a) enter into one or more indentures supplemental hereto and/or (b) amend, supplement or otherwise modify any other Note Document, in each case, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such other Note Document or waiving or otherwise modifying in any manner the rights of the Holders hereunder or thereunder, including the waiver of certain past defaults under this Indenture pursuant to Section 5.13; provided, however, that no such supplemental indenture, or amendment, supplement or modification of any other Note Document, shall, with respect to the New Notes, without the consent of the Holder of each Outstanding New Note affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any New Note, or reduce the principal amount thereof or the interest thereon (including by amending any of the definitions relevant to the determination of the interest rate applicable to the New Notes) that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any New Note or any premium or interest thereon is payable, or impair the contractual right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

(ii) reduce the percentage in principal amount of the Outstanding New Notes, the consent of whose holders is necessary for any such supplemental indenture or required for any waiver of compliance with Section 5.08 or Section 5.13; or

(iii) subordinate in right of payment the New Notes or any Note Guarantee of New Note to any other Indebtedness; or

(iv) [reserved];

(v) [reserved]; or

(vi) reduce the premium payable upon the redemption of any New Note or change the time (other than a change to reduce the required notice period) at which any New Note may be redeemed, as described under Section 10.01; or

(vii) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the New Notes must be repurchased pursuant to such Offer to Purchase; or

(viii) [reserved]; or

(ix) modify any provision of this Section 8.02 (except to increase any percentage set forth herein).

It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of New Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05. Reference in New Notes to Supplemental Indentures. New Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture. If the Issuer and the Trustee shall so determine, new New Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding New Notes.

Section 8.06. Notice of Supplemental Indentures. Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to this Article 8, the Issuer shall give notice thereof to the Holders of each Outstanding New Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 9

COVENANTS

Section 9.01. Payment of Principal, Premium, if Any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the New Notes in accordance with the terms of the New Notes and this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 A.M. New York City time money sufficient to pay all principal and interest then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal at the interest rate on the New Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 9.02. Maintenance of Office or Agency. The Issuer shall maintain in the United States an office or agency where New Notes may be presented or surrendered for payment, where New Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the New Notes and this Indenture may be served, which shall not constitute service of process. An office of the Trustee, U.S. Bank Trust Company, National Association, at U.S. Bank Trust Company, National Association, Enterprise Park Stapleton, 10035 E 40th Avenue, Denver, CO 80238-5003 DN-CO-S1CC, Attn: Administrator, Level 3 Financing, Inc. – Senior Notes, shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such affiliate’s office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the New Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 9.03. Money for New Note Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the New Notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the New Notes, it shall, on or before each due date of the principal of (or premium, if any) or interest on any New Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on New Notes in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuer (or any other obligor upon the New Notes) in the making of any payment of principal, premium, if any, or interest;

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to any abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any New Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such New Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 9.04. Existence. Subject to Article 7, Level 3 Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of Level 3 Parent, the Issuer and each Subsidiary; provided, however, that Level 3 Parent and the Issuer shall not be required to preserve, with respect to Level 3 Parent or the Issuer, respectively, any such right or franchise or, with respect to any such Subsidiary (subject to all the other covenants in this Indenture), any such existence, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Level 3 Parent and its Subsidiaries taken as a whole or the Issuer and its Subsidiaries taken as a whole, respectively.

Section 9.05. Reports. So long as any New Notes are outstanding (unless defeased in a legal defeasance), Level 3 Parent shall have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Trustee and the Holders of New Notes, all quarterly and annual financial statements prepared in accordance with generally accepted accounting principles that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Level 3 Parent was required to file those Forms (but in no event any other items required in such Forms), together with a corresponding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Level 3 Parent’s certified independent accountant. Notwithstanding the foregoing, (a) such reports shall not be required to comply with any segment reporting requirements (whether pursuant to generally accepted accounting principles or Regulation S-X) in greater detail than is customarily provided in an offering memorandum prepared in connection with a Rule 144A offering, (b) such reports shall not be required to present beneficial ownership information and (c) such reports shall not be required to provide guarantor/non-guarantor financial data. Reports relating to delivery of annual financial statements shall be provided within 120 days after the end of each fiscal year, and reports relating to interim quarterly financial statements shall be provided within 60 days after the end of each of the first three fiscal quarters of each fiscal year. To the extent that Level 3 Parent does not file such information with the Commission, Level 3 Parent shall distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Trustee and by posting such information on a password-protected website (which may be non-public, require a confidentiality acknowledgment and be maintained by Level 3 Parent or its designee) to which access will be given to (i) any Holder of the New Notes, (ii) to any beneficial owner of the New Notes, who provides its e-mail address to Level 3 Parent or its designee and certifies in writing that it is a beneficial owner of New Notes, (iii) to any prospective investor who provides its email to Level 3 Parent or its designee and certifies in writing that it is a QIB, or (iv) any securities analyst providing an analysis of investment in the New Notes who provides its email address to Level 3 Parent and other information reasonably requested by Level 3 Parent and represents to the reasonable satisfaction of Level 3 Parent that (1) it is a bona fide securities analyst providing an analysis of investment in the New Notes, (2) it will not use the information in violation of applicable securities laws or regulations, (3) it will keep such provided information confidential and will not communicate the information to any person, (4) it will not use such information in any manner intended to compete with the business of Level 3 Parent or the Lumen Credit Group and (5) neither it nor its Affiliates is a person that is principally engaged in a similar business or derives a significant portion of its revenues from operating or owning a similar business to that of Level 3 Parent or the Lumen Credit Group. Unless Level 3 Parent or Lumen is subject to the reporting requirements of the Exchange Act, Level 3 Parent shall also hold a quarterly conference call for the Holders of the New Notes to review such financial information (which, for the avoidance of doubt, access may be limited to those who have access to the password-protected website and have provided a confidentiality acknowledgement). The conference call will not be later than five Business Days from the time that Level 3 Parent distributes the financial information as set forth above.

For so long as any of the New Notes remain outstanding, Level 3 Parent shall furnish to the Holders of the New Notes and to any prospective investor that certifies in writing that it is a QIB, upon written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding any of the foregoing,, Level 3 Parent may satisfy its obligations under this Section 9.05 with respect to financial information relating to Level 3 Parent by furnishing financial information relating to any direct or indirect parent company of Level 3 Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than Level 3 Parent and its Subsidiaries, on the one hand, and the information relating to Level 3 Parent and its Subsidiaries, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.

Notwithstanding the foregoing, Level 3 Parent shall be deemed to have furnished such financial statements and reports referred to above to the Trustee and the Holders if Level 3 Parent or any direct or indirect parent of Level 3 Parent has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

Section 9.06. Statement by Officers as to Default. (a) The Issuer shall deliver to the Trustee, on the date of delivery of each annual report to be delivered pursuant to Section 9.05 commencing with the annual report for the fiscal year ending December 31, 2026, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer stating that (x) a review of the activities of the Issuer during such year and of its performance under this Indenture has been completed and (y) to the best of his or her knowledge, based on such review, no Default or Event of Default has occurred during such year and is continuing as of the date of such certificate, or, if there has been any Default or Event of Default that has occurred during such year and is continuing as of the date of such certificate specifying each such Default or Event of Default known to him or her and the nature and status thereof.

(b) When (to the knowledge of the Issuer or any Subsidiary) any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice to the Issuer or any Subsidiary with respect to a claimed default (other than with respect to Indebtedness in an aggregate principal amount of less than the greater of (x) $275,000,000 and (y) 20% of Pro Forma LTM EBITDA or its foreign currency equivalent at the time), the Issuer shall, within 30 days of the Issuer or any Subsidiary having knowledge of such Default or receiving such notice, as applicable, deliver to the Trustee electronically, by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto (unless such Default or claimed default has ceased to be continuing prior to the expiration of such 30 day period).

Section 9.07. Purchase of New Notes Upon a Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, unless prior to or concurrently with the time the Issuer is required to make an Offer to Purchase, the Issuer has delivered an unconditional redemption notice with respect to all of the outstanding New Notes, as described under Section 10.01 each Holder shall have the right to require that the Issuer repurchase such Holder’s New Notes in whole or in part in integral multiples of $1.00, in accordance with the procedures set forth in this Section 9.07 and this Indenture.

(b) Within 30 days following the occurrence of both a Change of Control and a Rating Decline with respect to the New Notes within 30 days of each other (a “Change of Control Triggering Event”), the Issuer will be required to make an Offer to Purchase all Outstanding New Notes at a price in cash equal to 101% of the principal amount of the New Notes on the Purchase Date, plus accrued and unpaid interest (if any) to, but excluding, such Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c) The Issuer, the Trustee, and/or any designated Paying Agent shall perform their respective obligations for the Offer to Purchase as specified in the Offer or as required hereunder. On or prior to the Purchase Date, the Issuer shall (i) accept for payment New Notes or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the applicable Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) money sufficient to pay the Purchase Price of all New Notes or portions thereof so accepted (provided that such deposit may be made no later than 11:00 A.M. New York City time on the Purchase Date if the Issuer elects) and (iii) deliver or cause to be delivered to the Trustee all New Notes so accepted together with an Officers’ Certificate stating the New Notes or portions thereof accepted for payment by the Issuer. The applicable Paying Agent shall promptly mail or deliver to holders of New Notes so accepted payment in an amount equal to the Purchase Price, and the Trustee shall authenticate and mail or deliver to such holders a new New Note or New Notes (or cause the necessary notations on the records of the depositary for any book-entry positions to reflect such New Notes) equal in principal amount to any unpurchased portion of the New Notes surrendered as requested by the holder. Any New Note not accepted for payment shall be promptly mailed or delivered by the Issuer to the holder thereof. In the event that the aggregate Purchase Price is less than the amount delivered by the Issuer to the applicable Paying Agent, the Paying Agent, shall deliver the excess to the Issuer immediately after the Purchase Date.

(d) A “Change of Control” means the occurrence of any of the following events:

(i) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), but excluding Lumen or any Wholly-Owned Subsidiary of Lumen, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Level 3 Parent; or

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all of the assets of Level 3 Parent and its Subsidiaries considered as a whole shall have occurred; or

(iii) the shareholders of Level 3 Parent or the Issuer shall have approved any plan of liquidation or dissolution of Level 3 Parent or the Issuer, respectively.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement and (ii) a person or group shall not be deemed to beneficially own the Voting Stock of another person as a result of its ownership of Voting Stock or other securities of such other person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent.

(e) The Issuer shall not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuer and purchases all New Notes validly tendered and not withdrawn under such Offer to Purchase.

(f) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws or regulations in connection with the repurchase of any New Notes pursuant this Section 9.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 9.07, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9.07 by virtue thereof.

(g) Notwithstanding anything to the contrary herein, so long as (i) any of the Other Notes are outstanding, if a Change of Control Triggering Event (as defined in the applicable indenture) has occurred under any of the indentures governing such Other Notes or (ii) if any loans or commitments are outstanding under the New Credit Agreement, if a Change of Control Triggering Event (as defined in the New Credit Agreement, to the extent applicable) has occurred, a Change of Control Triggering Event with respect to the New Notes shall also be deemed to have occurred.

Section 9.08. Limitation on Indebtedness. (a) The Issuer and Level 3 Parent will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that (i) Permitted Consolidated Cash Flow Debt may be incurred in an aggregate principal amount such that either (a) the Total Leverage Ratio does not exceed 6.50 to 1.00 or (b) the Fixed Charge Coverage Ratio is not less than 2.00 to 1.00 and (ii) any Permitted Refinancing Indebtedness in respect thereof may be incurred.

(b) Notwithstanding the foregoing limitation, the Issuer, Level 3 Parent or any Subsidiary may incur any and all of the following (each of which shall be given independent effect):

(i) (x) Indebtedness, including Capitalized Lease Obligations (other than Indebtedness described in Section 9.08(c)(ii), (xii), (xx), (xxi), and (xxxi) below) existing or committed on the Issue Date and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(ii) (x) (A) an aggregate principal amount of Indebtedness issued on or after the Issue Date pursuant to this clause (ii)(x)(A) at any time outstanding not to exceed $3,650,000,000, plus (B) an aggregate principal amount of Indebtedness issued on or after the Issue Date pursuant to this clause (ii)(x)(B) at any time outstanding not to exceed the greater of (I) $850,000,000 and (II) 60.00% of Pro Forma LTM EBITDA, plus (C) other Indebtedness so long as immediately after giving effect to the incurrence thereof and the use of proceeds of the Indebtedness thereunder, the Secured Leverage Ratio is not greater than 5.00 to 1.00, in each case tested on a Pro Forma Basis and assuming all such amounts are secured by a Lien; provided that, unless the Issuer determines otherwise, Indebtedness shall be deemed to be incurred in reliance on clause (ii)(x)(C) to the maximum extent permitted hereunder prior to any incurrence in reliance on the foregoing clauses (ii)(x)(A) or (ii)(x)(B); and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(iii) Indebtedness of the Issuer or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(iv) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Issuer or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(v) Indebtedness of the Issuer to any Subsidiary and of any Subsidiary to the Issuer or any other Subsidiary (including any Loan Proceeds Note or Existing Offering Proceeds Notes); provided, that:

(A) [reserved];

(B) Indebtedness owed by the Issuer or any Guarantor to any Subsidiary that is not a Guarantor and Indebtedness of any Guarantor owing to the Issuer incurred pursuant to this clause (v) shall be subordinated in right of payment to the Obligations pursuant to the Subordinated Intercompany Note; and

(C) [reserved];

(vi) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(viii) (x) Indebtedness (1) of a Subsidiary acquired on or after the Issue Date or a person merged or consolidated with the Issuer or any Subsidiary on or after the Issue Date and Indebtedness otherwise assumed by the Issuer or any Subsidiary in connection with the acquisition of assets or Equity Interests or (2) Permitted Consolidated Cash Flow Debt incurred to finance or otherwise in connection with any such acquisition, merger or consolidation, in the case of each of clauses (1) and (2), where such acquisition, merger, amalgamation or consolidation is not prohibited by this Indenture; provided, that either:

(1) the Indebtedness acquired or assumed pursuant to this subclause (viii)(x)(1) shall be in existence prior to the respective merger or acquisition of assets or Equity Interests and shall not have been created in contemplation thereof or in connection therewith, or

(2) after giving effect to the acquisition or assumption of such Indebtedness pursuant to Section 9.08(viii)(x)(1) or the incurrence of such Permitted Consolidated Cash Flow Debt, as applicable, the Total Leverage Ratio shall either (A) not be greater than 7.10 to 1.00 or (B) not be greater than the Total Leverage Ratio in effect immediately prior to the acquisition or assumption of such Indebtedness, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period; and

(y) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(ix) Capitalized Lease Obligations (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount outstanding not to exceed the greater of (x) $625,000,000 and (y) 43.75% of Pro Forma LTM EBITDA measured at the time of incurrence, creation or assumption (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Indebtedness”);

(x) mortgage financings and other Indebtedness incurred by the Issuer or any Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of fixed or capital assets or any Telecommunications/IS Assets in order to finance such acquisition, lease, construction, repair, replacement or improvement (whether through the direct purchase of property or the Equity Interests of any person owning such property) (and any Permitted Refinancing Indebtedness in respect thereof), in an aggregate principal amount outstanding that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof would not exceed the greater of (x) $625,000,000 and (y) 43.75% of Pro Forma LTM EBITDA measured when incurred, created or assumed (plus any increase in the amount thereof in connection with any refinancing, renewal or extension thereof to the extent such increase is permitted by the definition of “Permitted Refinancing Indebtedness”);

(xi) other Indebtedness of the Issuer or any Subsidiary in an aggregate principal amount not to exceed the greater of (x) $850,000,000 and (y) 60.0% of Pro Forma LTM EBITDA, measured at the time of incurrence, creation or assumption;

(xii) (i) the Existing First Lien Notes outstanding on the Issue Date and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xiii) Guarantees not otherwise prohibited by this Indenture (i) by the Issuer of Indebtedness of any Subsidiary that is a Guarantor, (ii) by any Subsidiary that is not a Guarantor of Indebtedness of any other Subsidiary that is not a Guarantor and (iii) by any Subsidiary of Indebtedness of the Issuer or any Subsidiary that is a Guarantor;

(xiv) Indebtedness arising from agreements of the Issuer or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any acquisition or similar Investment or the disposition of any business, assets or a Subsidiary not prohibited by this Indenture;

(xv) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(xvi) [reserved];

(xvii) obligations in respect of Cash Management Agreements in the ordinary course of business;

(xviii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(xix) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Issuer or any Subsidiary incurred in the ordinary course of business;

(xx) [reserved];

(xxi) (i) the Existing Unsecured Notes outstanding as of the Issue Date and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxii) [reserved];

(xxiii) (I) Subordinated Indebtedness of Level 3 Parent; provided, that

(A) no Event of Default specified under Section 5.01(a), (b), (i) or (j) has occurred and is continuing or would result therefrom;

(B) [reserved],

(C) the agreements governing such Indebtedness do not provide for the payment of cash interest on such Indebtedness prior to the maturity date of the New Notes, and

(D) (i) the agreements governing such Indebtedness (1) do not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case on or prior to the maturity date of the New Notes, and (2) do not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 Parent but excluding through conversion into capital stock of Level 3 Parent, other than Disqualified Stock, without any payment by Level 3 Parent or its Subsidiaries to the holders thereof) of such Indebtedness at the option of the holder thereof on or prior to the maturity date of the New Notes, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxiv) Indebtedness issued by the Issuer or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer;

(xxv) Indebtedness consisting of obligations of the Issuer or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with any Investment permitted hereunder;

(xxvi) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxvii) any Qualified Securitization Facilities; provided that the Secured Leverage Ratio after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof shall not be greater than the Secured Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness and the application of the proceeds thereof, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period;

(xxviii) any Qualified Receivable Facilities in an Outstanding Receivables Amount not to exceed the greater of (i) $937,500,000 and (ii) 65.0% of Pro Forma LTM EBITDA at any time outstanding;

(xxix) [reserved];

(xxx) any Qualified Digital Products Facilities; provided, that the Secured Leverage Ratio after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof shall not be greater than the Secured Leverage Ratio in effect immediately prior to the incurrence of such Indebtedness and the application of the proceeds therefore, in each case calculated on a Pro Forma Basis for the then most recently ended Test Period;

(xxxi) (x) Guarantees by the Issuer or the Guarantors consisting of the LVLT Limited Guarantee; provided, that the aggregate principal amount of the LVLT Limited Guarantee shall not exceed $150,000,000 and (y) any Permitted Refinancing Indebtedness in respect thereof;

(xxxii) (i) the Original Notes and the Note Guarantees thereof and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(xxxiii) Indebtedness outstanding on the Issue Date owing by Level 3 Communications to Level 3 Parent pursuant to the Parent Intercompany Note; and

(xxxiv) all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxiii) above.

For purposes of determining compliance with this Section 9.08 or Section 9.10, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Issue Date, on the Issue Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Issue Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 9.08:

(a) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Section 9.08(b)(i) through (xxxiv) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 9.10);

(b) in the event that an item of Indebtedness (or any portion thereof) at any time on or after the Issue Date meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 9.08(b)(i) through (xxxiv) or is entitled to be incurred pursuant to Section 9.08(a) as of the date of incurrence or reclassification, as applicable, the Issuer may, in its sole discretion, classify, reclassify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 9.08 (including, in the case of Indebtedness incurred on the same day, electing the order in which such Indebtedness shall be deemed incurred for purposes of computing the available amount under any category) and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) (including, for the avoidance of doubt, that if the Issuer incurs any Indebtedness under clauses (b)(ii)(x)(A) or (b)(ii)(x)(B) on the same date that it incurs any Indebtedness under clause (b)(ii)(x)(C), then the Secured Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under clauses (b)(ii)(x)(C), without regard to any incurrence of any Indebtedness under clause (b)(ii)(x)(A) or (b)(ii)(x)(B)); provided, that (A) all Indebtedness outstanding under the New Credit Agreement on the Issue Date and any Permitted Refinancing Indebtedness to Refinance such Indebtedness that is secured by a Lien shall at all times be deemed to have been incurred on or after the Issue Date pursuant to Section 9.08(b)(ii)(x)(A) and (B) all Indebtedness outstanding under the LVLT Limited Guarantee shall at all times be deemed to have been incurred pursuant to Section 9.08 (b)(xxxi);

(c) at the option of the Issuer, any Indebtedness and/or Lien incurred to finance a Limited Condition Transaction shall be deemed to have been incurred on the date of execution of the acquisition agreement, the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the giving of the irrevocable notice of repayment or redemption, as applicable, related to such Limited Condition Transaction (and not at the time such Limited Condition Transaction is consummated) and the Secured Leverage Ratio, Total Leverage Ratio, Fixed Charge Coverage Ratio and/or compliance with Pro Forma LTM EBITDA shall be tested (x) in connection with such incurrence, as of the date of execution of the acquisition agreement, the declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the giving of the irrevocable notice of repayment or redemption, as applicable related to such Limited Condition Transaction was entered into, giving pro forma effect to such Limited Condition Transaction, to any such Indebtedness or Lien, and to all transactions in connection therewith and (y) in connection with any other incurrence after the date definitive acquisition agreement was entered into, the date of declaration of the dividend by the Board of Directors of the Issuer or the applicable Subsidiary or the date of giving of the irrevocable notice of repayment or redemption, as applicable related to such Limited Condition Transaction and prior to the earlier of the consummation of such Limited Condition Transaction or the termination of such definitive agreement or abandonment of such dividend, repayment or redemption prior to the incurrence, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Transaction or the incurrence of any such Indebtedness or Liens or the other transactions in connection therewith; and

(d) in the event that the Issuer, Level 3 Parent or any Subsidiary enters into or increases commitments under any revolving credit facility, the Secured Leverage Ratio, Total Leverage Ratio, Fixed Charge Coverage Ratio or compliance with Pro Forma LTM EBITDA in respect of Permitted Consolidated Cash Flow Debt, as applicable, for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) may, if the Issuer so elects in its sole discretion (any such election, a “Revolving Facility Election”), be determined on the date such revolving credit facility is entered into or such increase in commitments (assuming for purposes of calculation that the full amount thereof has been borrowed as of such date), and, if such Secured Leverage Ratio, Total Leverage Ratio, Fixed Charge Coverage Ratio or compliance with Pro Forma LTM EBITDA in respect of Permitted Consolidated Cash Flow Debt, as applicable, test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this covenant irrespective of the Secured Leverage Ratio, Total Leverage Ratio, Fixed Charge Coverage Ratio or compliance with Pro Forma LTM EBITDA in respect of Permitted Consolidated Cash Flow Debt, as applicable, at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder); provided, however that unless and until the Issuer revokes such Revolving Facility Election (it being understood that the Issuer may revoke any Revolving Facility Election at any time in its sole discretion), the full amount of any such revolving credit facility will be assumed to have been borrowed for purposes of calculation of the Secured Leverage Ratio, Total Leverage Ratio, Fixed Charge Coverage Ratio or compliance with Pro Forma LTM EBITDA in respect of Permitted Consolidated Cash Flow Debt, as applicable.

In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Indenture does not treat (x) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (y) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.08 (or, for the avoidance of doubt, the incurrence of a Lien for purposes of Section 9.10).

For the avoidance of doubt, Permitted Refinancing Indebtedness (and all subsequent refinancings thereof with Permitted Refinancing Indebtedness) shall not increase the amount of Indebtedness that is permitted to be incurred pursuant to any provision of this Section 9.08 other than, in each case, as permitted by the definition of “Permitted Refinancing Indebtedness” with respect to each such incurrence of Permitted Refinancing Indebtedness.

(c) Notwithstanding anything to the contrary herein or in any Note Document:

(i) [reserved];

(ii) a LVLT/Lumen Qualified Digital Products Facility shall only be permitted under this Section 9.08 to the extent (w) a LVLT Subsidiary owns a percentage of the Equity Interests of the applicable LVLT/Lumen Digital Products Subsidiary that corresponds to the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Digital Products Facility, (x) such LVLT Subsidiary receives a portion of the proceeds of such LVLT/Lumen Qualified Digital Products Facility equal to or greater than the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Digital Products Facility, (y) all distributions by the applicable LVLT/Lumen Digital Products Subsidiary are made ratably based on the percentage of Equity Interests of the applicable LVLT/Lumen Digital Products Subsidiary owned by such LVLT Subsidiary and the Non-LVLT Entity and (z)[reserved]; and

(iii) a LVLT/Lumen Qualified Securitization Facility shall only be permitted under this Section 9.08 to the extent (x) a LVLT Subsidiary owns a percentage of the Equity Interests of the applicable LVLT/Lumen Securitization Subsidiary that corresponds to the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Securitization Facility, (y) such LVLT Subsidiary receives a portion of the proceeds of such LVLT/Lumen Qualified Securitization Facility equal to or greater than the SPE Relevant Assets Percentage with respect to such LVLT/Lumen Qualified Securitization Facility and (z) all distributions by the applicable LVLT/Lumen Securitization Subsidiary are made ratably based on the percentage of Equity Interests of the applicable LVLT/Lumen Securitization Subsidiary owned by such LVLT Subsidiary and the Non-LVLT Entity.

Section 9.09. [reserved].

Section 9.10. Limitation on Liens. (a) The Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, incur or suffer to exist any Lien on any property now owned or acquired after the Issue Date to secure any Indebtedness, other than (collectively, “Permitted Liens”):

(i) Liens on property or assets of the Issuer and its Subsidiaries existing on the Issue Date and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Issue Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 9.08) and shall not subsequently apply to any other property or assets of the Issuer or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(ii) any Lien securing Indebtedness incurred under Section 9.08(b)(ii) and Liens under the applicable collateral documents securing obligations in respect of Hedging Agreements and Cash Management Agreements (and for the avoidance of doubt and notwithstanding anything herein to the contrary, such Liens may be secured on a senior basis to or on a pari passu basis with or a junior basis to the Liens securing the Existing Secured Debt);

(iii) any Lien on any property or asset of the Issuer or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 9.08(b)(viii); provided, that (x) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, and (y) such Lien does not apply to any other property or assets of the Issuer or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired property of such person becoming a Subsidiary (but not of the Issuer or any Guarantor, other than the Issuer or any Guarantor into which such acquired entity is merged) required to be subjected to such Lien pursuant to the terms of such Indebtedness (and Permitted Refinancing Indebtedness in respect thereof));

(iv) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in good faith;

(v) Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(vi) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary;

(vii) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(viii) zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on the Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Subsidiary;

(ix) Liens securing Indebtedness permitted by Section 9.08(b)(ix) and Section 9.08(b)(x); provided, that such Liens do not apply to any property or assets of the Issuer or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);

(x) [reserved];

(xi) non-consensual Liens securing judgments that do not constitute an Event of Default under Section 5.01(g);

(xii) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by the Issuer or any Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof;

(xiii) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Subsidiary in the ordinary course of business;

(xiv) Liens (v) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (w) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (x) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (y) in respect of Third Party Funds related to transactions not otherwise prohibited by the terms of this Indenture or (z) in favor of credit card companies pursuant to agreements therewith;

(xv) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under Section 9.08(b)(vi) or (xv) and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(xvi) leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property or Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Issuer and its Subsidiaries, taken as a whole;

(xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xviii) Liens solely on any cash earnest money deposits made by the Issuer or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(xix) Liens with respect to property or assets of any Subsidiary that is not the Issuer or a Guarantor securing obligations in respect of Indebtedness of any Subsidiary that is not the Issuer or a Guarantor permitted under Section 9.08;

(xx) Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(xxi) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(xxii) agreements to subordinate any interest of the Issuer or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(xxiii) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(xxiv) Liens (x) on Equity Interests in joint ventures that are not Subsidiaries (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (y) on Equity Interests in Unrestricted Subsidiaries securing obligations solely of the Unrestricted Subsidiaries;

(xxv) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (c) of the definition thereof;

(xxvi) Liens securing Indebtedness permitted pursuant to Section 9.08(b)(xii) and (xxxi);

(xxvii) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(xxviii) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(xxix) Liens securing Indebtedness or other obligations (i) of the Issuer or a Subsidiary in favor of the Issuer or any Guarantor and (ii) of any Subsidiary that is not a Guarantor in favor of any Subsidiary that is not a Guarantor;

(xxx) Liens on cash or Cash Equivalents securing Hedging Agreements entered into for non-speculative purposes in the ordinary course of business submitted for clearing in accordance with applicable requirements of law;

(xxxi) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Issuer or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 9.08;

(xxxii) Subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by Issuer or any Subsidiary;

(xxxiii) Liens securing Indebtedness permitted by Section 9.08(b)(ii);

(xxxiv) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Issuer or any of the Subsidiaries in the ordinary course of business;

(xxxv) with respect to any Real Property which is acquired in fee after the Issue Date, Liens which exist immediately prior to the date of acquisition, excluding any Liens securing Indebtedness which is not otherwise permitted hereunder; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Issuer or any of its Subsidiaries;

(xxxvi) (i) Liens that are incidental to the conduct of the Issuer’s and its Subsidiaries’ businesses or the ownership of its property not securing any Indebtedness for money borrowed of the Issuer or a Subsidiary, and which do not in the aggregate materially detract from the value of the Issuer’s and its Subsidiaries’ property when taken as a whole, or materially impair the use thereof in the operation of its business and (ii) Liens in an aggregate outstanding principal amount that immediately after giving effect to the incurrence of such Liens, would not exceed the greater of (x) $850,000,000 and (y) 60.0% of Pro Forma LTM EBITDA, measured at the time of incurrence, creation or assumption;

(xxxvii) [reserved];

(xxxviii) (i) Liens (including precautionary lien filings) in respect of the disposition of Receivables, and Liens granted with respect to such Receivables by the relevant Receivables Subsidiary, in connection with any Qualified Receivable Facility permitted by Section 9.08(b)(xxviii), (ii) Liens (including precautionary lien filings) in respect of the disposition of Securitization Assets, and Liens granted with respect to such Securitization Assets by the relevant Securitization Subsidiary, in connection with any Qualified Securitization Facility permitted by Section 9.08(b)(xxvii) and (iii) Liens (including precautionary lien filings) in respect of the disposition of Digital Products, and Liens granted with respect to such Digital Products by the relevant Digital Products Subsidiary, in connection with any Qualified Digital Products Facility permitted by Section 9.08(b)(xxx); or

(xxxix) Liens on specific assets in favor of any Governmental Authority, which Liens are required in order to obtain funding under any fiber deployment program of a Governmental Authority.

(b) Notwithstanding any of the foregoing to the contrary, the Issuer may, and any Subsidiary may, directly or indirectly, incur or suffer to exist any Lien, other than a Permitted Lien, to secure any Indebtedness (an “Initial Lien”), so long as the New Notes or the Guarantees, as applicable, are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the Indebtedness secured by such Initial Lien. Any Lien created for the benefit of New Notes or the Guarantees pursuant to this Section 9.10(b) will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(c) For purposes of determining compliance with this Section 9.10, (x) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Section 9.10(a)(i) through (xxxix) but may be permitted in part under any combination thereof and (y) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Section 9.10(a)(i) through (xxxix), the Issuer may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 9.10 (including, in the case of Liens incurred on the same day, electing the order in which such Lien shall be deemed incurred for purposes of computing the available amount under any category) and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Section 9.11. [Reserved].

Section 9.12. [Reserved].

Section 9.13. Restrictions on Subsidiary Distributions and Negative Pledge Clauses. The Issuer shall not, and shall not permit any Subsidiary to, enter into any agreement or instrument that by its terms restricts (x) the payment of dividends or other distributions or the making of cash advances to the Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary or (y) the granting of Liens by the Issuer or any Subsidiary to secure the Obligations, in each case other than those arising under any Note Document, except, in each case, restrictions existing by reason of:

(a) restrictions imposed by applicable law;

(b) (i) contractual encumbrances or restrictions existing on the Issue Date, (ii) any agreements related to any Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Issuer) beyond those restrictions applicable on the Issue Date, or (iii) with respect to any Subsidiary, any restriction that is not materially more restrictive (as determined by the Issuer in good faith) than the most restrictive restrictions applicable to such Subsidiary existing on the Issue Date;

(c) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(e) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Indenture to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness;

(f) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 9.08 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are either (i) not materially more restrictive, taken as a whole, than the restrictions contained in this Indenture or (ii) customary or market terms for the type of Indebtedness incurred, in light of then-applicable market conditions (in the case of each of clauses (i) and (ii), as determined in good faith by the Issuer);

(g) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;

(h) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(i) customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(j) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset pending the consummation of such sale, transfer, lease or other disposition;

(k) permitted Liens and customary restrictions and conditions contained in the document relating thereto, so long as (i) such restrictions or conditions relate only to the specific asset subject to such Lien, and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 9.13;

(l) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Issuer has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Issuer and the Subsidiaries to meet their ongoing obligations;

(m) any agreement in effect at the time a person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(n) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(o) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(p) restrictions in agreements (other than agreements governing Indebtedness of Subsidiaries) that (as determined in good faith by the Issuer) will not prevent the Issuer from satisfying its payment obligations in respect of the New Notes;

(q) restrictions created in connection with any (i) Qualified Securitization Facilities permitted under Section 9.08(b)(xxvii), (ii) Qualified Receivable Facilities permitted under Section 9.08(b)(xxviii) or (iii) Qualified Digital Products Facilities permitted under Section 9.08(b)(xxx); and

(r) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 9.14. Restricted and Unrestricted Subsidiaries. The Issuer shall designate any Subsidiary as an Unrestricted Subsidiary, or redesignate any Unrestricted Subsidiary as a Subsidiary, only in accordance with the definition of “Unrestricted Subsidiary” contained herein.

Section 9.15. [Reserved.]

Section 9.16. [Reserved].

Section 9.17. [Reserved].

Section 9.18. Authorizations and Consents of Governmental Authorities. Each of Level 3 Parent and the Issuer will endeavor, and cause each Regulated Guarantor Subsidiary to endeavor (for the avoidance of doubt, solely to the extent such Regulated Guarantor Subsidiary, as applicable, guarantees the New Credit Agreement), in good faith using commercially reasonable efforts to (i) cause the Guarantee Permit Condition to be satisfied with respect to such Regulated Guarantor Subsidiary at the earliest practicable date and (ii) obtain the material (as determined in good faith by the Issuer) authorizations and consents of federal and state Governmental Authorities required to cause any Subsidiary to become a Guarantor as required by the provisions of this Indenture regarding authorizations and consents of governmental authorities and Guarantee Permit Condition. For purposes of the provisions of this Indenture regarding authorizations and consents of governmental authorities, the requirement that Level 3 Parent or the Issuer use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which they conduct their business in any respect that the management of the Issuer shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 Parent or the Issuer, the Trustee will use reasonable efforts to cooperate with Level 3 Parent, the Issuer and any Subsidiary as necessary to enable them to comply with their obligations under the provisions of this Indenture regarding authorizations and consents of governmental authorities.

Notwithstanding anything to the contrary contained herein, if a person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any Governmental Authority required in order to cause such person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such Governmental Authority is determined by Lumen, Level 3 Parent or the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any Governmental Authority required in order to cause such person to Guarantee the New Credit Agreement and (ii) at the time such Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any Governmental Authority required in order to cause any person to become a Guarantor shall promptly be made.

Section 9.19. [Reserved].

Section 9.20. [Reserved].

Section 9.21. [Reserved].

Section 9.22. [Reserved].

ARTICLE 10

REDEMPTION OF NEW NOTES

Section 10.01. Right of Redemption.

(a) Optional Redemption. (i) At any time prior to August 15, 2031, the New Notes may be redeemed, in whole or from time to time in part, upon not less than 10 nor more than 60 days’ prior written notice, at a Redemption Price equal to the greater of (A) 100.0% of the principal amount of the New Notes redeemed, and (B) the sum of the present values of the Remaining Payments on such New Notes being redeemed, discounted to the Redemption Date, on a semi-annual basis, computed using a discount rate equal to the applicable Treasury Rate as of the Redemption Date plus 50 basis points, plus, in the case of each of clauses (A) and (B), accrued and unpaid interest (if any) to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). For the avoidance of doubt, calculations of such Redemption Price shall not be a duty of the Trustee or any paying agent.

At any time on or after August 15, 2031, the New Notes may be redeemed, in whole or from time to time in part, upon not less than 10 nor more than 60 days’ prior written notice, at the Redemption Prices (expressed as percentages of principal amount of the New Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2031	103.750%
2032	102.500%
2033	101.250%
2034 and thereafter	100.000%

(ii) In addition, at any time prior to August 15, 2029, the Issuer may, at its option, redeem up to 40% of the original aggregate principal amount of the New Notes (including any additional New Notes) at a Redemption Price equal to 107.500% of the principal amount of the New Notes so redeemed, plus accrued and unpaid interest thereon, if any, thereon to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with an amount not greater than the net cash proceeds from one or more Equity Offerings; provided, however, that at least 60% of the original aggregate principal amount of the New Notes (including any additional New Notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 180 days of the receipt of the net cash proceeds from such Equity Offering upon not less than 10 nor more than 60 days’ prior notice.

(iii) [reserved].

(iv) Notwithstanding the foregoing, in connection with any tender offer for the New Notes, including, without limitation, any offer to purchase the New Notes in connection with Section 9.07, if holders of not less than 90% in aggregate principal amount of the outstanding New Notes validly tender and do not withdraw such New Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the New Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem (with respect to the Issuer) or repurchase (with respect to a third-party) all New Notes that remain outstanding following such purchase at a Redemption Price equal to the greater of (i) the purchase price paid to each other holder of New Notes in such tender offer or other offer to purchase (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any holder in such tender offer payment) and (ii) par, plus accrued and unpaid interest (if any) thereon, to, but excluding the date of redemption or Redemption Date, subject to the right of holders of record of the New Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of redemption or Redemption Date.

Any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of one or more corporate transactions or other events. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and any notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such redemption and any notice with respect thereto may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice that payment of the Redemption Price or performance of the Issuer’s obligations with respect to such redemption may be performed by another person; provided that the foregoing shall not relieve the Issuer from its obligations with respect to the New Notes.

If the Issuer has given notice of redemption as provided in this Indenture and made available funds for the redemption of the New Notes (or any portion thereof) called for redemption on or prior to the Redemption Date referred to in such notice, those New Notes will cease to bear interest on that Redemption Date and the only right of the holders of those New Notes will be to receive payment of the Redemption Price, together with any accrued and unpaid interest.

The Issuer and its Affiliates may acquire New Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of this Indenture.

(b) Mandatory Redemption. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the New Notes. Under certain circumstances, the Issuer may be required to offer to purchase New Notes as described under Section 9.07.

Section 10.02. Applicability of Article. This Article 10 shall govern any redemption of the New Notes pursuant to Section 10.01.

Section 10.03. Election to Redeem; Notice to Trustee. The Issuer shall notify the Trustee of such Redemption Date and of the principal amount of New Notes to be redeemed no less than 10 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the delivery to the Holders of a notice of such redemption and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the New Notes to be redeemed pursuant to Section 10.04. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

Section 10.04. Selection by Trustee of New Notes to Be Redeemed. If less than all the New Notes are to be redeemed, the particular New Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding New Notes not previously called for redemption, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal of New Notes and, in the case of New Notes represented by a Global Note held by the Depository, in accordance with Depository procedures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a New Note not redeemed to less than the minimum denomination of $1.00.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of New Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 10.05. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of New Notes to be redeemed; provided that in the case of New Notes held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

Each notice of redemption shall identify the New Notes (including “CUSIP” number(s) and the statement from Section 3.10) to be redeemed and shall state:

(a) the Redemption Date,

(b) the Redemption Price and the amount of accrued interest to, but not including, the Redemption Date payable as provided in Section 10.07, if any,

(c) if relevant, any conditions to such redemption and the information required with respect thereto pursuant to Section 5 on the reverse of the form of New Note,

(d) if less than all Outstanding New Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular New Notes to be redeemed,

(e) in case any New Note is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such New Note, the Holder will receive, without charge, a new New Note or New Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(f) that on the Redemption Date the Redemption Price (and unpaid and accrued interest, if any, to, but not including, the Redemption Date payable as provided in Section 10.07) will become due and payable upon each such New Note, or the portion thereof, to be redeemed, and that, unless the Issuer defaults in making such redemption payment or the Trustee or the Paying Agent is prohibited from making such payment, interest thereon will cease to accrue on and after said date, and

(g) the place or places where such New Notes are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of New Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, in the latter case the Issuer shall give the Trustee at least 10 days prior notice (or such shorter notice as the Trustee may permit) of the date of the giving of the notice.

Section 10.06. Deposit of Redemption Price. On or prior to any Redemption Date (and if on any Redemption Date, before 11:00 A.M. New York City time, on such date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price of, and unpaid and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) on, all the New Notes which are to be redeemed on that date.

Section 10.07. New Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the New Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with unpaid and accrued interest, if any, to, but not including, the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest or the Trustee or the Paying Agent shall be prohibited from making such payment) such New Notes shall cease to bear interest. Upon surrender of any such New Note for redemption in accordance with said notice, such New Note shall be paid by the Issuer at the Redemption Price, together with unpaid and accrued interest, if any, to, but not including, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such New Notes, registered as such at the close of business on the relevant record dates according to their terms.

If any New Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the New Notes.

If the Issuer has given notice of redemption as provided in this Indenture and made available funds for the redemption of the New Notes (or any portion thereof) called for redemption on or prior to the Redemption Date referred to in such notice, those New Notes will cease to bear interest on or after that Redemption Date and the only right of the Holders of those New Notes will be to receive payment of the Redemption Price, together with any accrued and unpaid interest.

Section 10.08. New Notes Redeemed in Part. Any New Note held in physical form which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 9.02 (with, if the Issuer and the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such New Note without service charge, a new physical New Note or New Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the New Note so surrendered.

ARTICLE 11

DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01. Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution of the Issuer, at any time, with respect to the New Notes, elect to have either Section 11.02 or Section 11.03 be applied to all Outstanding New Notes upon compliance with the conditions set forth below in this Article 11.

Section 11.02. Defeasance and Discharge. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding New Notes on the date the conditions set forth in Section 11.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding New Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 11.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such New Notes and this Indenture insofar as such New Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the Issuer’s obligations with respect to such New Notes under Section 2.3 of Appendix A and Sections 3.03, 3.06, 3.07, 9.02 and 9.03 and the Issuer’s rights under Section 10.01, (b) rights of Holders to receive payment of principal of, premium, if any, and interest on such New Notes (but not the Purchase Price referred to under Section 9.07) and any rights of the Holders with respect to such amounts, (c) the rights, obligations and immunities of the Trustee under this Indenture and (d) this Article 11. Subject to compliance with this Article 11, the Issuer may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 with respect to the New Notes. If the Issuer exercises its option under this Section 11.02, each Guarantor, if any, shall be released from all its obligations under its Note Guarantee.

Section 11.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.03, the Issuer and each Guarantor shall be released from their obligations under any covenant contained in Section 7.01(a)(ii), Section 7.03(a)(ii)(B)(4) and (5), in Sections 7.04, 9.05 and 9.18, Sections 9.07 through 9.22 and Section 12.01 and from the operation of Section 5.01(f), (g), (h), (i), (j) and (k) (but, in the case of Sections 5.01 (i) and (j), with respect only to Significant Subsidiaries) and from Section 9.22, with respect to the Outstanding New Notes on and after the date the conditions set forth below are satisfied

(hereinafter, “covenant defeasance”), and the New Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding New Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such provision or by reason of any reference in any such provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d), (e), (f), (g), (h), (i), (j) or (k) (but, in the case of Section 5.01(i) or (j), with respect only to Significant Subsidiaries) but, except as specified above, the remainder of this Indenture and such New Notes shall be unaffected thereby. If the Issuer exercises its option under this Section 11.03 each Guarantor shall be released from all its obligations under its Note Guarantee.

Section 11.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 11.02 or Section 11.03 to the Outstanding New Notes:

(a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article 11 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such New Notes, at any time prior to the Stated Maturity of the New Notes: (i) money in an amount, or (ii) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the New Notes, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a certified public accountant (selected by the Issuer or Level 3 Parent in its sole discretion) expressed in a written certification delivered to the Trustee, to pay and discharge the principal of (and premium, if any, on) and interest on, the Outstanding New Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such other trustee) shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Securities to said payments with respect to the New Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 10.03, a notice of their election to redeem all of the Outstanding New Notes at a future date in accordance with Article 10, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b) No Default or Event of Default with respect to the New Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(i) and Section 5.01(j) are concerned with respect to Level 3 Parent and the Issuer, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(d) In the case of an election under Section 11.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding New Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding New Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 11.02 or the covenant defeasance under Section 11.03(as the case may be) have been complied with.

Section 11.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 9.03 and any governing law, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.05, the “Trustee”) pursuant to Section 11.04 in respect of the Outstanding New Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such New Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such New Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or to the extent the Issuer or Level 3 Parent acts as the Issuer’s Paying Agent.

The Issuer shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any Tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such Tax, fee or other charge which by law is for the account of the Holders of the Outstanding New Notes.

Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s Request any money or Government Securities held by it as provided in Section 11.04 which, in the opinion of a certified public accountant (selected by the Issuer or Level 3 Parent in its sole discretion) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article 11.

Section 11.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 4.01 or Section 11.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, Section 11.02 or Section 11.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance therewith; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any New Note following the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of such New Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

NOTE GUARANTEES

Section 12.01. Guarantees. Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the New Notes when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Note Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Note Documents (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article 12 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the New Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the New Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the New Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations of any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 9.14, 11.02, 11.03, 12.03 and 12.08, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the New Notes or any other agreement, by any waiver or modification of any terms thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (or premium, if any) or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of (or premium, if any) or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 5, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 12.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

The Issuer shall cause each of its direct or indirect Subsidiaries that is not an Excluded Subsidiary and that guarantees or becomes a borrower under the New Credit Agreement to execute and deliver to the Trustee, within 30 days of such event (which such period will be automatically extended in 30 day increments so long as the Issuer uses commercially reasonable efforts), a supplemental indenture pursuant to which such Subsidiary will guarantee the Obligations. For the avoidance of doubt, no Excluded Subsidiary will be required to guarantee the Obligations.

Notwithstanding anything to the contrary herein, no Regulated Subsidiary shall guarantee the New Notes prior to the satisfaction of the Guarantee Permit Condition.

Notwithstanding anything to the contrary contained herein, if a person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any Governmental Authority required in order to cause such person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such Governmental Authority is determined by Lumen, Level 3 Parent or the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any Governmental Authority required in order to cause such person to Guarantee the New Credit Agreement and (ii) at the time such Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any Governmental Authority required in order to cause any person to become a Guarantor shall promptly be made.

For the avoidance of doubt, with respect to any Subsidiary or any of its direct or indirect parent companies that is not required to provide a guarantee of the New Notes pursuant to the express terms of this Indenture, the Issuer may in its discretion voluntarily cause such Subsidiary or parent company to provide a guarantee of the New Notes.

Section 12.02. Contribution. Each of the Issuer and any Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Guarantor under any Note Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the Issue Date and the denominator of which shall be the aggregate net worth of the Issuer and all the Guarantors on the Issue Date (or, in the case of any Guarantor becoming a party after the Issue Date in accordance with this Indenture, the date of the supplemental indenture executed and delivered by such Guarantor).

Section 12.03. Release of Guarantees. The Note Guarantee of a Guarantor that is a Subsidiary shall be automatically and unconditionally released:

(a) upon consummation of any transaction permitted hereunder if (x) resulting in such Guarantor ceasing to constitute a Subsidiary (including because such Subsidiary is designated an “Unrestricted Subsidiary”) or (y) in the case of any Guarantor that would not be required to be a Guarantor because it is, or has become, an Excluded Subsidiary as a result of a transaction following which it has become (or remains) a Subsidiary of the Issuer or a Guarantor; provided that, any release pursuant to the preceding clause (y) shall only be effective if:

(A) no Event of Default under Section 5.01(a), (b), (i) or (j) has occurred and is continuing or would result therefrom,

(B) if such Guarantor remains a Subsidiary after giving effect to the consummation of such transaction, then at the time of such release (and after giving effect thereto), all outstanding Indebtedness of such Subsidiary would then be permitted to be made in accordance with the relevant provisions of Section 9.08 (for this purpose, with the Issuer being required to reclassify any such items made in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section) (and all items described above in this clause (B) shall thereafter be deemed recharacterized as provided above in this clause (B)),

(C) such Subsidiary shall not be (or shall be simultaneously released as) a guarantor (if applicable) with respect to the New Credit Agreement,

(b) if such Guarantor is (or immediately after being released from its Note Guarantee of the New Notes will be) released from its Guarantee of the New Credit Agreement except any such release by or as a result of payment of such Guarantee,

(c) if the Issuer exercises the legal defeasance option or covenant defeasance option or effects a satisfaction and discharge of this Indenture, in each case, in accordance with Article 11, or

(d) if such Guarantee was originally incurred to permit such Guarantor to incur or guarantee Indebtedness not otherwise permitted pursuant to Section 9.08 or Section 9.10 and the Indebtedness so incurred or guaranteed (and any permitted refinancing Indebtedness thereof) has been repaid or discharged (provided that, after giving effect to such release, such Guarantor does not have any outstanding Indebtedness or guarantee that would violate Section 9.08 or Section 9.10 if such outstanding Indebtedness or guarantee would have been incurred following the release of such Note Guarantee and such Guarantor is not a guarantor under the New Credit Agreement).

Upon any occurrence giving rise to a release of a Guarantee as specified above, the Issuer shall provide notice thereof to the Trustee (provided, that failure to deliver such notice shall not affect the automatic or unconditional release of such Guarantee or constitute Default or become an Event of Default under this Indenture), and the Trustee, upon receipt of an Officers’ Certificate from the Issuer and an Opinion of Counsel each stating that all conditions precedent to such release have been satisfied, shall execute any documents reasonably required by the Issuer in order to evidence or effect such release, discharge and termination in respect of such Guarantee. None of the Issuer, any Guarantor or the Trustee will be required to make a notation on the New Notes to reflect any Guarantee or any such release, termination or discharge.

Section 12.04. Successors and Assigns. This Article 12 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the New Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 12.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

Section 12.06. Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.07. Execution of Supplemental Indenture for Future Guarantors.

(a) Each Subsidiary which is required to become a Guarantor pursuant to any Section of this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 12 and shall guarantee the Obligations. Prior to the Trustee’s execution of any such supplemental indenture, the Issuer or any such Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel. Each person then a Guarantor authorizes the Issuer to enter into such a supplemental indenture on its behalf.

Section 12.08. Limitation on Guarantor Liability. Each Guarantor and, by its acceptance of a New Note, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.09. FCC and State PUC Compliance. Notwithstanding anything to the contrary contained in any of the Note Documents, none of the Trustee or the Holders, nor any of their agents, will take any action pursuant any Note Document that would constitute or result in an assignment or transfer of control of any FCC License or State PUC License held by Level 3 Parent, the Issuer or any Guarantor if such assignment or transfer of control would require, under existing Telecommunications Laws, the prior application to, approval of, or notice to, the FCC or any State PUC, without first filing such application, obtaining such approval and/or providing such required notice to the FCC and/or State PUC.

Section 12.10. Regulated Subsidiaries. Notwithstanding any provision of this Indenture, any other Note Document or otherwise to the contrary:

(a) no Regulated Guarantor Subsidiary shall be required to provide any guarantee hereunder until such time as it has satisfied the Guarantee Permit Condition;

(b) [reserved]; and

(c) to the extent that (i) any Regulated Guarantor Subsidiary is unable to satisfy the Guarantee Permit Condition (using commercially reasonable efforts) to guarantee the Obligations and (ii) such entity is authorized to guarantee the New Credit Agreement, the provision of such guarantee of the New Credit Agreement without a guarantee of the Obligations shall not be a breach of the terms of this Indenture or be a Default or Event of Default thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

LEVEL 3 FINANCING, INC., as Issuer

By:	/s/ Jon Yourkoski
Name: Jon Yourkoski
Title: Senior Vice President, Treasurer and Corporate Development

LEVEL 3 PARENT, LLC, as Level 3 Parent and a Guarantor

By:	/s/ Jon Yourkoski
Name: Jon Yourkoski
Title: Senior Vice President, Treasurer and Corporate Development

[Signature Page to Indenture]

BROADWING, LLC

BTE EQUIPMENT, LLC

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

GLOBAL CROSSING NORTH AMERICA, INC.

LEVEL 3 INTERNATIONAL, INC.

LEVEL 3 ENHANCED SERVICES, LLC

LEVEL 3 TELECOM, LLC

LEVEL 3 TELECOM HOLDINGS II, LLC

LEVEL 3 TELECOM HOLDINGS, LLC

LEVEL 3 TELECOM MANAGEMENT CO. LLC

LEVEL 3 TELECOM OF ALABAMA, LLC

LEVEL 3 TELECOM OF ARKANSAS, LLC

LEVEL 3 TELECOM OF CALIFORNIA, LP

LEVEL 3 TELECOM OF D.C., LLC

LEVEL 3 TELECOM OF IDAHO, LLC

LEVEL 3 TELECOM OF ILLINOIS, LLC

LEVEL 3 TELECOM OF IOWA, LLC

LEVEL 3 TELECOM OF LOUISIANA, LLC

LEVEL 3 TELECOM OF MISSISSIPPI, LLC

LEVEL 3 TELECOM OF NEW MEXICO, LLC

LEVEL 3 TELECOM OF NORTH CAROLINA, LP

LEVEL 3 TELECOM OF OHIO, LLC

LEVEL 3 TELECOM OF OKLAHOMA, LLC

LEVEL 3 TELECOM OF OREGON, LLC

LEVEL 3 TELECOM OF SOUTH CAROLINA, LLC

LEVEL 3 TELECOM OF TEXAS, LLC

LEVEL 3 TELECOM OF UTAH, LLC

LEVEL 3 TELECOM OF VIRGINIA, LLC

LEVEL 3 TELECOM OF WASHINGTON, LLC

LEVEL 3 TELECOM OF WISCONSIN, LP

VYVX, LLC

By:	/s/ Jon Yourkoski
Name: Jon Yourkoski
Title: Senior Vice President, Treasurer and Corporate Development

[Signature Page to Indenture]

U.S BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael W. McGuire
Name: Michael W. McGuire
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

FOR OFFERINGS TO PERSONS REASONABLY BELIEVED TO BE QUALIFIED INSTITUTIONAL BUYERS AND TO CERTAIN NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

PROVISIONS RELATING TO NEW NOTES

1. Definitions.

1.1. Definitions.

For the purposes of this Appendix A, the following terms shall have the meanings indicated below:

“Additional Notes” means, subject to the Issuer’s compliance with the covenants in the Indenture, including Section 9.08, 7.500% Senior Notes due 2037 issued from time to time after the Issue Date under the terms of the Indenture (other than pursuant to Section 3.06, 3.07 or 10.08 of the Indenture regarding replacement securities, temporary securities and securities redeemed in part).

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“New Notes” has the meaning stated in the first recital of the Indenture and more particularly means any New Notes authenticated and delivered under the Indenture.

“Original Notes” means New Notes in the aggregate principal amount of $1,000,000,000 issued on May 21, 2026.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Notes and any other New Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

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1.2. Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Note”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Note”	2.1(a)
“Restricted Notes Legend”	2.3(c)(i)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1(a)

1.3. Terms Not Defined.

Capitalized terms used in this Appendix A but not otherwise defined herein shall have the meaning set forth in the Indenture.

2. The New Notes.

2.1. Form and Dating.

The New Notes will be offered and sold by the Issuer, from time to time. The New Notes will be resold initially only to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and to persons other than U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The New Notes may thereafter be transferred to, among others, persons reasonably believed to be QIBs in reliance on Rule 144A and to purchasers in reliance on Regulation S.

(a) Global Notes. New Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global New Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and New Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities (collectively, the “Regulation S Temporary Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the New Notes represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. Through and including the 40th day after the Issuer Date, beneficial interests in the Regulation S Temporary Global Notes may be held only through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme, (“Clearstream”) (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described under Section 2.3 below. Within a reasonable time period following the 40th day after the Issue Date, the Regulation S Temporary Global Notes will be exchanged pursuant to the applicable procedures of the Depositary,

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Euroclear and Clearstream, for permanent notes in registered, global form without interest coupons (collectively, the “Regulation S Permanent Global Note” and, together with the Regulation S Temporary Global Note, the “Regulation S Global Note”). The Rule 144A Global Note and Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2. Authentication. The Trustee shall authenticate and deliver: (a) Original New Notes, and (b) any Additional New Notes upon a written order of the Issuer signed by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the New Note to be authenticated and the date on which the original issue of New Note is to be authenticated.

2.3. Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Note Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

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(ii) are being transferred or exchanged pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

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(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such New Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the New Note intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all New Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

“THIS NEW NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NEW NOTE, AGREES FOR THE BENEFIT OF LEVEL 3 FINANCING, INC., THAT THIS NEW NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NEW NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF LEVEL 3 FINANCING, INC. AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO LEVEL 3 FINANCING, INC., (2) SO LONG AS THIS NEW NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER

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HEREOF, BY PURCHASING THIS NEW NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF LEVEL 3 FINANCING, INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NEW NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Security will also bear the following additional legends:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Security that is a Definitive Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a New Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

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(B) in the case of any Transfer Restricted Security that is represented by a Global Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a New Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Note Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

If any New Note is issued with original issue discount, such New Note will also bear the following additional legend:

“THIS NEW NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NEW NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Level 3 Financing, Inc.

931 14th Street

Denver, Colorado 80202

Attn: Jon Yourkoski; Jennifer Hodges”

If any New Note may be issued with original issue discount, but the determination is not able to be made at time of issuance, such New Note will also bear the following additional legend:

“THIS NEW NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, IF ANY, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NEW NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Level 3 Financing, Inc.

931 14th Street, Denver

Colorado 80202

Attn: Jon Yourkoski; Jennifer Hodges”

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

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(e) Obligations with Respect to Transfers and Exchanges of New Note.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Note Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer Tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer Taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 10.08 of the Indenture).

(iii) The Note Registrar or co-registrar shall not be required to register the transfer of or exchange of any New Note for a period beginning 15 days before the delivery of a notice of redemption or an offer to repurchase New Note or 15 days before an Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All New Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the New Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the New Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such New Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the New Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

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(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4. Definitive Notes. (a) A Global Note deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1.00 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the New Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

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EXHIBIT 1

[FORM OF FACE OF NEW NOTE]

[Restricted Securities Legend]

[THIS NEW NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NEW NOTE, AGREES FOR THE BENEFIT OF LEVEL 3 FINANCING, INC., THAT THIS NEW NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NEW NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF LEVEL 3 FINANCING, INC. AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO LEVEL 3 FINANCING, INC., (2) SO LONG AS THIS NEW NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NEW NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF LEVEL 3 FINANCING, INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.]

[Global Securities Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS GLOBAL NEW NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NEW NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NEW NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[OID Legend]

[THIS NEW NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NEW NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Level 3 Financing, Inc.

931 14th Street

Denver, Colorado 80202

Attn: Jon Yourkoski; Jennifer Hodges]

[THIS NEW NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, IF ANY, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NEW NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:

Level 3 Financing, Inc.

931 14th Street

Denver, Colorado 80202

Attn: Jon Yourkoski; Jennifer Hodges]

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[FORM OF FACE OF NEW NOTE]

No. [•]

[up to $500,000,000 in an initial amount of $[•]; the principal amount of Level 3 Financing, Inc.’s 7.500% Senior Notes due 2037 represented by this New Note and all other New Notes constituting Original Notes not to exceed at any time the lesser of $1,000,000,000 and the aggregate principal amount of such 7.500% Senior Notes due 2037 then outstanding.]**

7.500% Senior Notes due 2037

CUSIP No. [527298 CR2]* [U52783 BQ6]†

ISIN No. [US527298CR26]* [USU52783BQ63]†

LEVEL 3 FINANCING, INC., a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of ______ Dollars]†† [as set forth on the Schedule of Increases or Decreases annexed hereto] on February 15, 2037.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

**	Insert for Global Notes
*	For 144A Notes
†	For Regulation S Notes (other than temporary Regulation S Notes, if applicable for Additional Notes)
††	Insert for Definitive Notes

Additional provisions of this New Note are set forth on the other side of this New Note.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LEVEL 3 FINANCING, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the New Notes referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF NEW NOTE]

7.500% Senior Notes due 2037

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture referred to below.

1. Interest

LEVEL 3 FINANCING, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this New Note at the rate per annum shown above. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2027, and on the maturity date. Interest on the New Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 21, 2026. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

The Issuer will pay interest on the New Notes (except defaulted interest) to the persons who are registered Holders of New Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date even if New Notes are canceled after the record date and on or before the Interest Payment Date. The Issuer will pay interest on the New Notes on the maturity date to the persons entitled to the principal of the New Notes. Holders must surrender New Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the New Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that, at the option of the Issuer, payments on the New Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of New Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Note Registrar

Initially, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the “Trustee”), will act as Paying Agent and Note Registrar. The Issuer may appoint and change any Paying Agent, Note Registrar or co-registrar without notice.

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4. Indenture

The Issuer issued the New Notes under an Indenture dated as of May 21, 2026 (as amended, modified or supplemented from time to time, the “Indenture”) among the Issuer, Level 3 Parent, the other Guarantors party thereto and the Trustee. The terms of the New Notes include those stated in the Indenture. The New Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The New Notes are unsubordinated unsecured obligations of the Issuer. [This New Note is one of the Original Notes referred to in the Indenture issued in an aggregate principal amount of $1,000,000,000. The New Notes include the Original Notes and any Additional Notes]. [This New Note is one of the Additional Notes issued in addition to the Original Notes in an aggregate principal amount of $1,000,000,000 previously issued under the Indenture. The Original Notes and the Additional Notes are treated as a single class of securities under the Indenture.] The Indenture imposes certain limitations on the ability of Level 3 Parent, the Issuer and their respective Subsidiaries to, among other things, incur Indebtedness and create and incur Liens. The Indenture also imposes limitations on the ability of Level 3 Parent, the Issuer and their respective Subsidiaries to consolidate or merge with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of such entities.

To guarantee the due and punctual payment of the principal and interest on the New Notes and all other amounts payable by the Issuer under the Indenture and the New Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the New Notes and the Indenture, Level 3 Parent has unconditionally guaranteed the New Notes on an unsubordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

At any time prior to August 15, 2031, the New Notes may be redeemed, in whole or from time to time in part, upon not less than 10 nor more than 60 days’ prior written notice, at a Redemption Price equal to the greater of (A) 100.0% of the principal amount of the New Notes redeemed, and (B) the sum of the present values of the Remaining Payments on such New Notes being redeemed, discounted to the Redemption Date, on a semi-annual basis, computed using a discount rate equal to the applicable Treasury Rate as of the Redemption Date plus 50 basis points, plus, in the case of each clauses (A) and (B), accrued and unpaid interest (if any) to, but excluding, the Redemption Date (subject to the right of holders of Record on the relevant record date to receive interest due on the relevant Interest Payment Date). For the avoidance of doubt, calculations of such Redemption Price shall not be a duty of the Trustee or any paying agent.

At any time on or after August 15, 2031, the New Notes may be redeemed, in whole or from time to time in part, upon not less than 10 nor more than 60 days’ prior written notice, at the Redemption Prices (expressed as percentages of principal amount of the New Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date (subject to the right of

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Holders of Record on the relevant record date to receive interest due on the relevant Interest Payment Date), during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2031	103.750%
2032	102.500%
2033	101.250%
2034 and thereafter	100.000%

In addition, at any time prior to August 15, 2029, the Issuer may, at its option, redeem up to 40% of the original aggregate principal amount of the New Notes (including any additional New Notes) at a Redemption Price equal to 107.500% of the principal amount of the New Notes so redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of Record on the relevant record date to receive interest due on the relevant Interest Payment Date), with an amount not greater than the net cash proceeds from one or more Equity Offerings; provided, however, that at least 60% of the original aggregate principal amount of the New Notes (including any additional New Notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 180 days of the receipt of the net cash proceeds from such Equity Offering upon not less than 10 nor more than 60 days’ prior notice.

Notwithstanding the foregoing, in connection with any tender offer for the New Notes, including, without limitation, any offer to purchase the New Notes in connection with Section 9.07 of the Indenture, if Holders of not less than 90% in aggregate principal amount of the outstanding New Notes validly tender and do not withdraw such New Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the New Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem (with respect to the Issuer) or repurchase (with respect to a third-party) all New Notes that remain outstanding following such purchase at a Redemption Price equal to the greater of (i) the purchase price paid to each other Holder of New Notes in such tender offer or other offer to purchase (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any holder in such tender offer payment) and (ii) par, plus accrued and unpaid interest (if any) thereon, to, but excluding the date of redemption or Redemption Date, subject to the right of Holders of record of the New Notes on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of redemption or Redemption Date.

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6. Sinking Fund. The New Notes are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption shall be given in the manner provided for in Section 1.06 of the Indenture not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of New Notes to be redeemed; provided that in the case of New Notes held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

8. Repurchase of New Notes at the Option of Holders upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, each Holder shall have the right to require that the Issuer repurchase such Holder’s New Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such New Notes on the Purchase Date, plus accrued and unpaid interest (if any) to, but excluding, such Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

9. Denominations; Transfer; Exchange

The New Notes are in registered form without coupons in denominations of $1.00 and whole multiples of $1.00. A Holder may transfer or exchange New Notes in accordance with the Indenture. Upon any transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any Taxes and fees required by law or permitted by the Indenture. The Note Registrar or co-registrar need not register the transfer of or exchange of any Note for a period beginning 15 days before the delivery of a notice of redemption or an offer to repurchase New Notes or 15 days before an Interest Payment Date.

10. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, premium (if any), or interest remains unclaimed for two years, the Trustee or Paying Agent shall notify the Issuer and pay the money back to the Issuer at its written request after following specified procedures. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

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12. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the New Notes and the Indenture if the Issuer deposits with the Trustee money and/or Government Securities for the payment of principal, premium (if any) and interest on the New Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the New Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding New Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding New Notes. Subject to certain exceptions set forth in the Indenture, the Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of New Notes, (a) enter into one or more indentures supplemental hereto and/or (b) amend, supplement or otherwise modify this Indenture, the New Notes or any other Note Document, in each case:

(i) to evidence the succession of another person to the Issuer, Level 3 Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Level 3 Parent or such other Guarantor, respectively, herein, in the New Notes and in the applicable Note Guarantee, as applicable; or

(ii) to add to the covenants of Level 3 Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders of the New Notes, or to surrender any right or power conferred upon Level 3 Parent, the Issuer or any other Guarantor hereby; or

(iii) to add any additional Events of Default; or

(iv) to provide for uncertificated New Notes in addition to or in place of certificated New Notes; or

(v) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of Section 6.10 of the Indenture pursuant to the requirements of this Indenture; or

(vi) to secure the New Notes; or

(vii) to comply with the Securities Act (including Regulation S promulgated thereunder); or

(viii) (a) to add Note Guarantees or co-obligors or guarantors of the New Notes or (b) as provided by the terms of this Indenture, to release any Guarantors from Note Guarantees or as co-obligors or guarantors, as applicable; or

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(ix) to (A) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Note Documents, or (B) correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Indenture; provided that, with respect to the foregoing clause (ix)(B), such actions shall not adversely affect the interests of the Holders of the New Notes in any material respect, (C) to amend the legends on any New Note to comply with U.S. federal income tax regulations, or (D) to make any other change or modification which does not adversely affect the interest of the Holders of the New Notes in any material respect; or

(x) [reserved]; or

(xi) to effect any provision of this Indenture or to make changes to this Indenture to provide for the issuance of Additional Notes; or

(xii) to conform to this Indenture, the New Notes or any other Note Document to any provision of the “Description of the New Notes” in the Offering Memorandum.

14. Defaults and Remedies

Subject to certain exceptions set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the New Notes then outstanding, subject to certain limitations, may declare all the New Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the New Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of New Notes may not enforce the Indenture or the New Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the New Notes unless it receives indemnity or security satisfactory to it in its sole discretion. Subject to certain limitations, Holders of a majority in aggregate principal amount of the New Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. Before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the New Notes then outstanding, by written notice to the Issuer and the Trustee, may rescind any declaration of acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or accrued but unpaid interest (if any) that has become due solely because of the acceleration.

15. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of New Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, the Trustee must comply with Section 6.08 of the Indenture.

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16. No Recourse Against Others

A director, officer, manager employee, incorporator, stockholder or member, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the New Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, manager, employee, incorporator, stockholder or member. By accepting a New Note, each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the New Notes.

17. Authentication

This New Notes shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this New Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS NEW NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the New Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the New Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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21. Indenture Controls

The New Notes are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the New Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and Holders may request the Indenture at the following:

Level 3 Financing, Inc.

931 14th Street

Denver, Colorado 80202

Attn: Jon Yourkoski; Jennifer Hodges

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ASSIGNMENT FORM

Level 3 Financing, Inc.

931 14th Street

Denver, Colorado 80202

Attn: Jon Yourkoski; Jennifer Hodges

U.S. Bank Trust Company, National Association,

Enterprise Park Stapleton

10035 E 40th Avenue

Denver, CO 80238-5003 DN-CO-S1CC

Attn: Administrator, Level 3 Financing, Inc. – Senior Notes

7.500% Senior Notes due 2037

CUSIP No. [527298 CR2]* [U52783 BQ6]†

ISIN No. [US527298CR26]* [USU52783BQ63]†

*	For 144A Notes
†	For Regulation S Notes (other than temporary Regulation S Notes, if applicable for Additional Notes)

To assign this New Note, fill in the form below:

I or we assign and transfer this New Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer this New Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ________________ Your Signature: _____________________

Sign exactly as your name appears on the other side of this New Note.

In connection with any transfer of any of the New Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such New Notes and the last date, if any, on which such New Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such New Notes are being transferred in accordance with its terms:

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CHECK ONE BOX BELOW

(1) ☐ to the Issuer; or

(2) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4) ☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the New Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the New Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your signature

Signature Guarantee:

Date:	Signature of Signature Guarantee
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	By:
Name:
Title:

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this New Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Your signature

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NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[•]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this New Note purchased by the Issuer pursuant to Section 9.07 (Change of Control Triggering Event) of the Indenture, check the box:

☐ If you want to elect to have only part of this New Note purchased by the Issuer pursuant to Section 9.07 of the Indenture, state the amount:

$

Your signature

Signature Guarantee:

Date:	Signature of Signature Guarantee
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	By:
Name:
Title:

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EXHIBIT A

INCUMBENCY CERTIFICATE

The undersigned, ____________, being the ____________ of ____________ (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, U.S. Bank Trust Company, National Association, as Trustee under the Indenture dated as of May 21, 2026 among the Issuer, Level 3 Parent, the other Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.

By:
Name:
Title:

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EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of ___________, among [GUARANTOR] (the “New Guarantor”), LEVEL 3 PARENT, LLC, a Delaware limited liability company (“Level 3 Parent”), LEVEL 3 FINANCING, INC., a Delaware corporation (the “Issuer”) on behalf of itself and the Guarantors (other than Level 3 Parent) (the “Existing Guarantors”) under the Indenture referred to below and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer, Level 3 Parent and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of May 21, 2026 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 7.500% Senior Notes due 2037;

WHEREAS, the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the New Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, the Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and the New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS, pursuant to Section 8.01 and Section 12.07 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of Level 3 Parent, the Issuer and the New Guarantor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, Level 3 Parent, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the New Notes as follows:

1. Agreement to Guaranty. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the New Notes and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the New Notes.

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2. Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the New Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the New Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the New Notes at law, in equity, by statute or otherwise.

4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

5. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in accordance with the requirements of the Indenture.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of New Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, Level 3 Parent, the Existing Guarantors and the New Guarantor, and not of the Trustee. The rights, privileges, indemnities and protections afforded the Trustee under the Indenture shall apply to the execution hereof and the transactions contemplated hereunder.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR

By:
Name:
Title:

LEVEL 3 PARENT, LLC

By:
Name:
Title:

LEVEL 3 FINANCING, INC., on behalf of itself as the Issuer and the other Existing Guarantors

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page]